EXHIBIT 4
                                                        ---------






=================================================================

                        $600,000,000

        SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           AMONG

             OVERSEAS SHIPHOLDING GROUP, INC.,
                   OSG BULK SHIPS, INC.,
                  OSG INTERNATIONAL, INC.

                            AND

                  THE BANKS LISTED HEREIN,

                 THE CHASE MANHATTAN BANK,
                   as Syndication Agent,

                      CITIBANK, N.A.,
                  as Administrative Agent,

                            AND

         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent


                Dated as of August 19, 1997

=================================================================

                           INDEX
                           -----

                                                       PAGE
                                                       ----


SECTION 1  DEFINITIONS                                   2

     1.1     Defined Terms                               2
     1.2     Construction                               30
     1.3     Accounting Terms                           30

SECTION 2  THE ADVANCES                                 30

     2.1     Advances                                   30
     2.2     Drawdown Notice                            30
     2.3     Effect of Drawdown Notice                  31
     2.4     Funding of Advances                        31
     2.5     Notation of Advances                       32
     2.6     Reduction of Commitments                   32
     2.7     Mandatory Prepayments                      33
     2.8     Several Obligations                        33
     2.9     Pro Rata Treatment                         33

SECTION 3  CONDITIONS                                   33

     3.1     Conditions Precedent to Availability of
               the Facility                             33
     3.2     Further Conditions Precedent               35
     3.3     Satisfaction After Drawdown                36

SECTION 4  REPAYMENT AND PREPAYMENT                     36

     4.1     Repayment                                  36
     4.2     Prepayment                                 36
     4.3     Optional Conversions                       37
     4.4     Borrowers' Obligations Absolute            37

SECTION 5  INTEREST AND RATE                            37

     5.1     Payment of Interest; Interest Rate         37
     5.2     Calculation of Interest                    38
     5.3     Maximum Interest                           38

SECTION 6  PAYMENTS                                     38

     6.1     Place of Payments, No Set Off              38
     6.2     Federal Income Tax Credits                 39
     6.3     Sharing of Setoffs                         39

SECTION 7  REPRESENTATIONS AND WARRANTIES               40

     7.1(a)  Due Organization and Power                 40
     7.1(b)  Authorization and Consents                 40
     7.1(c)  Binding Obligations                        41
     7.1(d)  No Violation                               41
     7.1(e)  Litigation                                 41
     7.1(f)  No Default                                 41
     7.1(g)  Compliance with ERISA                      41
     7.1(h)  Environmental Matters.                     41
     7.1(i)  Subsidiaries                               42
     7.1(j)  Financial Statements                       43
     7.1(k)  Tax Returns and Payments                   43
     7.1(l)  Insurance                                  43
     7.1(m)  Foreign Trade Control Regulations          43
     7.1(n)  Not an Investment Company                  44
     7.1(o)  No Material Adverse Change                 44

SECTION 8 COVENANTS                                     44

     8.1(A)(i)      Performance of Agreements           44
     8.1(A)(ii)     Notice of Default                   44
     8.1(A)(iii)    Obtain Consents                     44
     8.1(A)(iv)     Financial Statements                44
     8.1(A)(v)      Corporate Existence                 48
     8.1(A)(vi)     Books, Records, etc.                48
     8.1(A)(vii)    Inspection                          48
     8.1(A)(viii)   Payment of Obligations              48
     8.1(A)(ix)     Compliance with Statutes, etc.      48
     8.1(A)(x)      Environmental Matters               49
     8.1(A)(xi)     Maintenance of Assets               49
     8.1(A)(xii)    Insurance                           50
     8.1(A)(xiii)   Shipping Management                 50
     8.1(A)(xiv)    Agent for Service of Process        50
     8.1(A)(xv)     Consolidated Tangible Net Worth     51
     8.1(A)(xvi)    Cash Adjusted Debt Service
                    Coverage Ratio                      51
     8.1(A)(xvii)   Unencumbered Assets to Unsecured
                    Ratio                               51
     8.1(A)(xviii)  Cash Adjusted Funded Debt to Cash
                    Adjusted Consolidated Net Tangible
                    Assets                              51
     8.1(A)(xix)    Security Interest on Change of
                    Control                             51
     8.1(A)(xx)     Ownership of OBS and OIN            53
     8.1(B)(i)      Limitation on Liens                 53
     8.1(B)(ii)     Limitations on Funded Debt          53
     8.1(B)(iii)    Conduct of Business                 54
     8.1(B)(iv)     Limitation on Sale and
                    Leasebacks                          54
     8.1(B)(v)      Mergers, Consolidations and Sales
                    of Assets                           55
     8.1(B)(vi)     Transactions with Affiliates        57
     8.1(B)(vii)    Use of Proceeds                     57
     8.1(B)(viii)   Maximum Investments in Joint
                    Ventures                            57

SECTION 9     EVENTS OF DEFAULT                         57

     9.1(a)  Principal Payments                         57
     9.1(b)  Interest and Other Payments                57
     9.1(c)  Representations, etc.                      57
     9.1(d)  Impossibility, Illegality                  58
     9.1(e)  Certain Covenants                          58
     9.1(f)  Covenants                                  58
     9.1(g)  Indebtedness and other Obligations         58
     9.1(h)  Note Agreements                            58
     9.1(i)  Bankruptcy                                 58
     9.1(j)  Judgments                                  59
     9.1(k)  Inability to Pay Debts                     59
     9.1(l)  ERISA Debt                                 59
     9.1(m)  Invalidity or Revocation of Guarantee      59
     9.2     Indemnification                            60
     9.3     Application of Moneys                      60

SECTION 10  ASSIGNMENTS; PARTICIPATIONS                 61

     10.1    Assignments                                61
     10.2    Participations                             62

SECTION 11  ILLEGALITY, INCREASED COST,
              NON-AVAILABILITY, ETC.                    62

     11.1    Illegality                                 62
     11.2    Increased Cost                             63
     11.3    Nonavailability of Funds                   64
     11.4    Determination of Losses                    64
     11.5    Compensation for Losses                    64
     11.6    Compensation for Breakage Costs            65
     11.7    Currency Indemnity                         65
     11.8    Replacement of Bank                        66

SECTION 12  FEES, EXPENSES AND INDEMNIFICATION          67

     12.1    Commitment Fee                             67
     12.2    Utilization Fee                            67
     12.3    Costs, Charges and Expenses                67
     12.4    Indemnification                            68


SECTION 13  APPLICABLE LAW, JURISDICTION AND WAIVER     68

     13.1    Applicable Law                             68
     13.2    Jurisdiction                               68
     13.3    WAIVER OF JURY TRIAL                       69

SECTION 14  THE AGENTS                                  69

     14.1    Appointment and Authorization              69
     14.2    Agents and Affiliates                      69
     14.3    Action by Agents                           70
     14.4    Consultation with Experts.                 70
     14.5    Liability of Agents                        70
     14.6    Indemnification                            70
     14.7    Credit Decision                            71
     14.8    Successor Administrative Agent             71
     14.9    Agents' Fees                               71
     14.10   Distribution of Payments                   71
     14.11   Holder of Interest in Notes                72
     14.12   Assumption re Event of Default             72
     14.13   Notification of Event of Default           72

SECTION 15  NOTICES AND DEMANDS                         72

SECTION 16  GUARANTY                                    73

     16.1    Guaranty                                   73
     16.2    Guaranty Unconditional                     74
     16.3    Discharge Only Upon Payment in Full;
             Reinstatement in Certain Circumstances     75
     16.4    Waiver by OSG                              75
     16.5    Waiver of Subrogation                      75
     16.6    Stay of Acceleration                       75

SECTION 17  MISCELLANEOUS                               75

     17.1    Time of the Essence                        75
     17.2    Unenforceable, etc., Provisions -
               Effect                                   76
     17.3    References                                 76
     17.4    Further Assurances                         76
     17.5    Entire Agreement, Amendments               76
     17.6    Headings                                   77
     17.7    Survival                                   77
     17.8    Consequences of Effectiveness              77
     17.9    Confidentiality                            77

EXHIBITS

     1       Form of Administrative Questionnaire
     2       Form of Assignment and Assumption Agreement
     3       Form of Promissory Note
     4       Form of Notice of Conversion or Continuation
     5       Form of Drawdown Notice


SCHEDULES

     1       Banks
     2       Applicable Margin
     3       Funded Debt At March 31, 1997

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made as of the 19th day of August, 1997, by and among (1) OVERSEAS SHIPHOLDING GROUP, INC., a corporation incorporated under the laws of the State of Delaware ("OSG"), with offices at 1114 Avenue of the Americas, New York, New York 10036, (2) OSG BULK SHIPS, INC., a corporation incorporated under the laws of the State of New York ("OSG Bulk"), with offices at 1114 Avenue of the Americas, New York, New York 10036, (3) OSG INTERNATIONAL, INC., a corporation incorporated under the laws of the Republic of Liberia with offices at 1114 Avenue of the Americas, New York, New York 10036 ("OSG International"; together with OSG and OSG Bulk, the "Borrowers", each a "Borrower"), (4) the banks and financial institutions whose names and addresses are set out in Schedule 1 hereto (together with any assignee pursuant to Section 10, the "Banks", each a "Bank"), (5) THE CHASE MANHATTAN BANK, as syndication agent for the Banks (the "Syndication Agent"), (6) CITIBANK, N.A., as administrative agent for the Banks (the "Administrative Agent"), (7) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Banks (the "Documentation Agent"; together with the Syndication Agent and the Administrative Agent, the "Agents").

                        WITNESSETH THAT:
                        ----------------

          WHEREAS, the Borrowers, certain banks and the Agents are parties to an Amended and Restated Credit Agreement, dated as of October 31, 1994, pursuant to which such banks made a revolving credit facility available to the Borrowers in the maximum principal amount of $500,000,000 (the "Existing Credit Agreement");

          WHEREAS, OSG and certain banks are parties to a Senior Revolving Credit Facility, dated as of August 27, 1996, pursuant to which such banks made a senior revolving credit facility available to OSG in the maximum principal amount of $250,000,000 (the "COFR Facility"); and

          WHEREAS, the parties hereto desire to further amend and restate the Existing Credit Agreement and to incorporate the COFR Facility therein, all within a single senior revolving credit facility in the maximum principal amount of $600,000,000, the proceeds of which are to be utilized for the purposes described in Section 2.1, subject to the terms and conditions of this Agreement;

          NOW, THEREFORE, the parties hereto agree that, upon satisfaction of the conditions set forth in Section 3.1 below, the Existing Credit Agreement and the COFR Facility will be amended and restated and incorporated herein to read in full as follows:

1.        DEFINITIONS
          -----------

1.1 Defined Terms. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Adjusted Fixed Charges"   shall mean for each four fiscal
                           quarter period (taken as a single
                           accounting period) for which a
                           determination is being made, the sum
                           of (i) Fixed Charges plus (ii) the
                           average amount of Current Debt of OSG
                           and its Recourse Subsidiaries
                           outstanding as of the end of each such
                           fiscal quarter;

"Administrative Agent"     shall have the meaning ascribed
                           thereto in the preamble;

"Administrative
 Questionnaire"            shall mean, with respect to each Bank,
                           an administrative questionnaire
                           substantially in the form of Exhibit 1
                           hereto, submitted to the
                           Administrative Agent (with a copy to
                           the Borrowers) duly completed by such
                           Bank;

"Advance"                  shall mean any amount advanced to the
                           Borrowers pursuant to Section 2.1 as
                           either a Base Rate Advance or a LIBOR
                           Rate Advance; provided that each such
                           Advance shall be in a minimum amount
                           of $10,000,000 or any larger multiple
                           of $1,000,000;

"Advance Time Charter
 Revenues"                 shall mean, as of the date of any
                           determination thereof, the amount at
                           which advance time charter revenues of
                           OSG and its Recourse Subsidiaries are
                           properly included on the liability
                           side of OSG's most recent consolidated
                           balance sheet, determined in
                           accordance with GAAP, and if not
                           listed as a separate line item on such
                           balance sheet, such amounts as are
                           described separately in the officer's
                           certificates required pursuant to
                           Section 8.1(A)(iv)(c);

"Affiliate"                shall mean with respect to any Person,
                           (i) any Person that directly, or
                           indirectly through one or more
                           intermediaries, Controls such Person
                           (a "Controlling Person") or (ii) any
                           Person (other than such Person or a
                           Subsidiary of such Person) which is
                           Controlled by or is under common
                           Control with a Controlling Person;

"Agent(s)"                 shall have the meaning ascribed
                           thereto in the preamble.

"Agreement"                shall mean this Second Amended and
                           Restated Credit Agreement as the same
                           may be amended, restated, modified or
                           supplemented from time to time;

"Amendment Effective
 Date"                     shall means the date this Agreement
                           becomes effective upon satisfaction of
                           the conditions set forth in Section
                           3.1 hereof;

"Applicable Margin"        shall mean a margin which will vary as
                           set forth on Schedule 2 attached
                           hereto based upon the rating levels
                           assigned to OSG's senior unsecured
                           debt without third-party credit
                           enhancement by S&P and Moody's.  The
                           Applicable Margin for an Advance shall
                           be determined by the Administrative
                           Agent at or about 10:00 a.m. (New York
                           City time) two (2) Banking Days prior
                           to the Drawdown Date for such Advance
                           and shall be promptly notified in
                           writing to the Banks and the
                           Borrowers, such determination of the
                           Applicable Margin, absent manifest
                           error, to be conclusive and binding
                           upon the Borrowers;

"Assignment and
 Assumption
 Agreement(s)"             shall mean the Assignment and
                           Assumption Agreement(s) executed
                           pursuant to Section 10.1 substantially
                           in the form of Exhibit 2;

"Attributable Debt"        shall mean, as of the date of any
                           determination thereof, in connection
                           with any Sale and Leaseback
                           Transaction which is not permitted
                           pursuant to Section 8.1(B)(iv)(b), the
                           lesser of (i) the fair value of the
                           assets subject to such transaction or
                           (ii) the present value (computed in
                           accordance with GAAP at the imputed
                           rate of interest used in such
                           transaction) of the obligation of a
                           lessee in such transaction for Rentals
                           during the remaining term of any lease
                           (including any period for which such
                           lease has been extended or may, at the
                           option of the lessor, be extended);

"Bank(s)"                  shall have the meaning ascribed
                           thereto in the preamble;

"Banking Day(s)"           shall mean day(s) on which banks are
                           open for the transaction of business
                           in London, England and New York, New
                           York;

"Base Rate"                shall mean a fluctuating rate of
                           interest per annum equal to the higher
                           of:

                                   (a)  the rate of interest most
                               recently publicly announced by the
                               Administrative Agent in New York
                               City, New York as its prime rate;
                               and

                                   (b)  the Federal Funds Rate,
                               plus 1/2 of 1%.

                           The Base Rate is not necessarily
                           intended to be the lowest rate of
                           interest determined by the
                           Administrative Agent in connection
                           with extensions of credit.  Changes in
                           the rate of interest on any Advance
                           maintained as a Base Rate Advance
                           shall take effect simultaneously with
                           each change in the Base Rate.  The
                           Administrative Agent shall give notice
                           promptly to the Borrowers of changes
                           in the Base Rate;

"Base Rate Advance"        shall mean an Advance bearing interest
                           based on the Base Rate;

"Borrower(s)"              shall have the meaning ascribed
                           thereto in the preamble;

"Capital Construction
 Funds" shall mean as of the date of any determination thereof, the aggregate amount on deposit in capital construction funds established and maintained pursuant to agreement with the Secretary of Transportation in accordance with Section 1177 of the Merchant Marine Act, 1936, as amended, 46 U.S.C. Appx. Section 1177, for the account of OSG and its Recourse Subsidiaries;

"Capitalized Lease"        shall mean any lease the obligation
                           for Rentals with respect to which is
                           required to be capitalized on a
                           balance sheet of the lessee in
                           accordance with GAAP;

"Capitalized Rentals"      of any Person shall mean, as of the
                           date of any determination thereof, the
                           amount at which the aggregate Rentals
                           due and to become due under all
                           Capitalized Leases under which such
                           Person is a lessee would be reflected
                           as a liability on a balance sheet of
                           such Person;

"Cash" shall mean as of the date of any determination thereof, the total amount of all cash as determined in accordance with GAAP of OSG and its Recourse Subsidiaries including, without limitation, cash of OSG and its Recourse Subsidiaries included in Capital Construction Funds (net of any imputed tax effects thereon), interest-bearing deposits in banks or trust companies described in clause (c) of the definition of "Permitted
                           Investments" with maturities of less
                           than one year held by OSG and its
                           Recourse Subsidiaries as the same are
                           reflected in a consolidated balance
                           sheet of OSG and its Subsidiaries
                           delivered in accordance with Section
                           8.1(A)(iv), and "Cash" shall also
                           include, for the purposes of the
                           calculations of Cash Adjusted
                           Consolidated Net Tangible Assets and
                           Cash Adjusted Funded Debt required by
                           Section 8.1(A)(xviii) only, Cash of
                           OSG and its Recourse Subsidiaries
                           included in Restricted Funds;

"Cash Adjusted
 Consolidated Net
 Tangible Assets"          shall mean, as of the date of any
                           determination thereof, Consolidated
                           Net Tangible Assets less Cash;

"Cash Adjusted Debt
 Service Coverage
 Ratio" shall mean, for each four fiscal quarter period (taken as a single accounting period) for which a determination is being made, the ratio of Cash Adjusted Income Available for Fixed Charges to Adjusted Fixed Charges;

"Cash Adjusted Funded
 Debt"                     shall mean, as of the date of any
                           determination thereof, Consolidated
                           Funded Debt less Cash;

"Cash Adjusted Income
 Available for Fixed
 Charges" shall mean, for any period, with respect to OSG and its Recourse Subsidiaries, the sum of (without duplication) (i) Net Income Available for Fixed Charges, (ii) depreciation and amortization of OSG and its Recourse Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, and (iii) 75% of the average amount of Cash outstanding as of the end of each of the four quarterly periods included in the determination;

"Code"                     shall mean the Internal Revenue Code
                           of 1986, as amended, and any successor
                           statute and regulations promulgated
                           thereunder;

"COFR Advance(s)"          shall have the meaning ascribed
                           thereto in Section 2.1;

"COFR Facility"            shall have the meaning ascribed
                           thereto in the preamble;

"COFR Advance Limit"       shall mean the maximum aggregate
                           principal amount outstanding of COFR
                           Advances, such amount not to exceed
                           $250,000,000;

"COFR Subsidiary"          shall mean General Guaranty
                           Corporation, a corporation organized
                           and existing under the laws of the
                           State of Delaware;

"Collateral"               shall have the meaning set forth in
                           Section 8.1(A)(xix);

"Commitment"               shall mean in relation to a Bank, the
                           portion of the Facility set out
                           opposite its name in Schedule 1 hereto
                           or, as the case may be, in any
                           relevant Assignment and Assumption
                           Agreement, as reduced from time to
                           time pursuant to the terms of this
                           Agreement;

"Consolidated Funded
 Debt"                     shall mean all Funded Debt of OSG and
                           its Recourse Subsidiaries, determined
                           on a consolidated basis eliminating
                           intercompany items;

"Consolidated Net
 Income" for any period shall mean consolidated net income of OSG and its Recourse Subsidiaries for such period, as shown on the consolidated financial statements of OSG and its Recourse Subsidiaries delivered in accordance with Section 8.1(A)(iv);

"Consolidated Net
 Tangible Assets"          shall mean as of the date of any
                           determination thereof the total amount
                           of all Tangible Assets after excluding
                           therefrom (i) all Restricted
                           Investments of OSG and its Recourse
                           Subsidiaries (valued in accordance
                           with GAAP) and (ii) any write-up of
                           fixed assets of OSG and its Recourse
                           Subsidiaries other than write-ups in
                           accordance with GAAP of assets of a
                           business made after the acquisition of
                           such business after March 31, 1997 and
                           after deducting all liabilities except
                           deferred income taxes, deferred
                           credits, Advance Time Charter
                           Revenues, Minority Interests (if
                           considered to be liabilities),
                           Unterminated Voyage Revenues and
                           Consolidated Funded Debt;

"Consolidated Net Worth"   shall mean, as of the date of any
                           determination thereof, Consolidated
                           Tangible Net Worth plus (to the extent
                           otherwise excluded therefrom)
                           Intangible Assets of OSG and its
                           Recourse Subsidiaries;

"Consolidated Tangible
 Net Worth"                shall mean, as of the date of any
                           determination thereof, the total of
                           stockholders' equity (as shown on the
                           most recent consolidated balance sheet
                           of OSG and its Recourse Subsidiaries)
                           less Intangible Assets of OSG and its
                           Recourse Subsidiaries;

"Control"                  means, for purposes of the definition
                           of "Affiliate", with respect to any
                           Person, possession, directly or
                           indirectly, of the power to direct or
                           cause the direction of the management
                           or policies of such Person, whether
                           through the ownership of voting
                           securities, by contract or otherwise
                           (for purposes of the aforesaid
                           definition, the term "Control" used as
                           a verb has a corresponding meaning);

"conversion date"          shall have the meaning set forth in
                           Section 11.7(a);

"Creditors"                shall mean, together, the Agents and
                           the Banks, each, a "Creditor";

"Current Debt"             of OSG or any Recourse Subsidiary
                           shall mean as of the date of any
                           determination thereof (i) the Current
                           Portion, (ii) all other Debt other
                           than Funded Debt and (iii) (without
                           duplication) Guarantees by such Person
                           of Debt of the type described in
                           clauses (i) and (ii);

"Current Portion"          shall mean the portion (determined in
                           accordance with GAAP) of long-term
                           Debt of OSG or any Recourse Subsidiary
                           shown as a current liability on the
                           consolidated balance sheet of OSG and
                           its Recourse Subsidiaries;

"Debt" of OSG or any Recourse Subsidiary shall mean (i) all liabilities for money borrowed (excluding Debt defined herein as Non-Recourse Debt) as determined in accordance with GAAP eliminating intercompany items,
                           (ii) (without duplication) all
                           Capitalized Rentals of such Person
                           (other than rentals owing from OSG or
                           any Recourse Subsidiary to OSG or
                           another Recourse Subsidiary), and
                           (iii) (without duplication) all
                           Guaranties by such Person of Debt of
                           Persons (other than Debt of OSG or any
                           Recourse Subsidiary);

"Default Rate"             shall mean the Base Rate as in effect
                           from time to time plus two percent
                           (2%);

"Derivatives
 Obligations"              of any Person shall mean all
                           obligations of such Person in respect
                           of any rate swap transaction, basis
                           swap, forward rate transaction,
                           commodity swap, commodity option,
                           equity or equity index swap, equity or
                           equity index option, bond option,
                           interest rate option, foreign exchange
                           transaction, cap transaction, floor
                           transaction, collar transaction,
                           currency swap transaction, cross-
                           currency rate swap transaction,
                           currency option or any other similar
                           transaction (including any option with
                           respect to any of the foregoing
                           transactions) or any combination of
                           the foregoing transactions;

"Documentation Agent"      shall have the meaning ascribed
                           thereto in the preamble;

"Dollars" or "$"           the legal currency, at any relevant
                           time hereunder, of the United States
                           of America and, in relation to all
                           payments hereunder, in same day funds
                           settled through the New York Clearing
                           House Interbank Payments System (or
                           such other Dollar funds as may be
                           determined by the Administrative Agent
                           to be customary for the settlement in
                           New York City of banking transactions
                           of the type herein involved);

"Drawdown Date"            any date, being a Banking Day, not
                           later than the date falling one day
                           prior to the Final Payment Date, upon
                           which the Borrowers have requested
                           that an Advance be made as provided in
                           Section 2.1;

"Drawdown Notice"          shall have the meaning ascribed
                           thereto in Section 2.2;

"Environmental
 Approvals"                shall have the meaning ascribed
                           thereto in Section 7.1(h);

"Environmental Claim"      shall have the meaning ascribed
                           thereto in Section 7.1(h);

"Environmental Laws"       shall have the meaning ascribed
                           thereto in Section 7.1(h);

"ERISA"                    shall mean the Employee Retirement
                           Income Security Act of 1974, as
                           amended;

"ERISA Affiliate"          shall mean a trade or business
                           (whether or not incorporated) which is
                           under common control with OSG within
                           the meaning of Sections 414(b),(c),(m)
                           or (o) of the Code;

"ERISA Group"              shall mean OSG and its Subsidiaries;

"Event(s) of Default"      shall mean any of the events set out
                           in Section 9.1;

"Excess Utilization
 Amount"                   shall mean 66 2/3% of the Facility;

"Exchange Act"             shall mean the Securities Exchange Act
                           of 1934, as amended;

"Facility"                 the sum to be made available by the
                           Banks to the Borrowers in the
                           aggregate principal amount not to
                           exceed Six Hundred Million Dollars
                           ($600,000,000) pursuant to Section 2
                           hereof, as the same may be reduced
                           from time to time pursuant to Section
                           2.6 hereof;

"Facility Balance"         shall mean the Dollar amount of the
                           Facility outstanding at any time;

"Facility Period"          shall mean the period from the date
                           hereof to the date which is five (5)
                           years from the date hereof;

"Federal Funds Rate"       shall mean, for any period, a
                           fluctuating interest rate per annum
                           equal for each day during such period
                           to the weighted average of the rates
                           on overnight Federal funds
                           transactions with members of the
                           Federal Reserve System arranged by
                           Federal funds brokers, as published
                           for such day (or, if such day is not a
                           Banking Day, for the next preceding
                           Banking Day) by the Federal Reserve
                           Bank of New York, or, if such rate is
                           not so published for any day which is
                           a Banking Day, the average of the
                           quotations for such day on such
                           transactions received by the
                           Administrative Agent from three (3)
                           Federal funds brokers of recognized
                           standing selected by the
                           Administrative Agent;

"Final Payment Date"       shall mean the date which falls on the
                           fifth anniversary of the date of this
                           Agreement or, if such day is not a
                           Banking Day, the Final Payment Date
                           shall be the immediately preceding
                           Banking Day;

"Fixed Charges"            for any period shall mean on a
                           consolidated basis the sum of (i) all
                           Rentals (other than Rentals on
                           Capitalized Leases) payable in respect
                           of such period by OSG and its Recourse
                           Subsidiaries, and (ii) all Interest
                           Charges on all Indebtedness (including
                           the interest component of Rentals on
                           Capitalized Leases) of OSG and its
                           Recourse Subsidiaries;

"Funded Debt"              of any Person shall mean all Debt of
                           such Person having a final maturity of
                           more than one year from the date of
                           origin thereof (or which is renewable
                           or extendible at the option of the
                           obligor for a period or periods more
                           than one year from the date of
                           origin), excluding the Current
                           Portion;

"GAAP" shall mean generally accepted accounting principles at the time in the United States, except that (so long as the Statement of Financial Accounting Standards No. 94 (or any substantially similar successor statement) is in effect), with respect to financial statements of OSG and its Subsidiaries, the failure to consolidate Non-Recourse Subsidiaries shall be deemed to be in accordance with such principles;

"Guarantee"                by any Person shall mean, without
                           duplication, any obligation (other
                           than endorsements in the ordinary
                           course of business of negotiable
                           instruments for deposit or
                           collection), contingent or otherwise,
                           of such Person directly or indirectly
                           guaranteeing any Debt or other
                           obligation of any other Person and,
                           without limiting the generality of the
                           foregoing, any obligation, direct or
                           indirect, contingent or otherwise, of
                           such Person (i) to purchase or pay (or
                           advance or supply funds for the
                           purchase or payment of) such Debt or
                           other obligation (whether arising by
                           virtue of partnership arrangements, by
                           agreement to keep-well, to take-or-pay
                           (or similar arrangements involving the
                           purchase of goods, securities or
                           services), or to maintain financial
                           statement conditions or otherwise) or
                           (ii) entered into for the purpose of
                           assuring in any other manner the
                           obligee of such Debt or other
                           obligation of the payment thereof or
                           to protect such obligee against loss
                           in respect thereof (in whole or in
                           part), provided that the term
                           "Guarantee" used as a verb has a
                           corresponding meaning;

"Indebtedness"             of any Person shall mean and include
                           all obligations of such Person which
                           in accordance with GAAP shall be
                           classified upon a balance sheet of
                           such Person as liabilities of such
                           Person, and in any event shall include
                           all Debt;

"Intangible Assets"        shall mean, as of the date of any
                           determination thereof, good will,
                           patents, trade names, trade marks,
                           copyrights, franchises, experimental
                           expense, organization expense,
                           unamortized debt discount and expense,
                           deferred charges (other than
                           unamortized deferred drydock costs,
                           unterminated voyage expenses, prepaid
                           insurance, prepaid taxes, prepaid
                           charter hire and other prepaid items
                           properly excludable from intangible
                           assets under GAAP), the excess of cost
                           of shares acquired over fair value of
                           underlying tangible assets and such
                           other assets as are properly
                           classified as "intangible assets" in
                           accordance with GAAP;

"Interest Charges"         for any period shall mean all interest
                           (excluding only capitalized interest
                           in connection with vessel construction
                           prior to delivery thereof, which
                           capitalized interest is not paid or
                           payable and is included in Debt) and
                           all amortization of debt discount and
                           expense on any particular Indebtedness
                           for which such calculations are being
                           made;

"Interest Period"          shall mean with respect to any LIBOR
                           Rate Advance, each period commencing
                           on the date such LIBOR Rate Advance is
                           made or converted from a Base Rate
                           Advance or the last day of the next
                           preceding Interest Period with respect
                           to such LIBOR Rate Advance and ending
                           on the same day in the first, second,
                           third or sixth (as selected by the
                           Borrowers) calendar month thereafter,
                           except that each such Interest Period
                           which commences on the last Banking
                           Day of a calendar month (or on any day
                           for which there is no numerically
                           corresponding day in the appropriate
                           subsequent calendar month) shall end
                           on the last Banking Day of the
                           appropriate subsequent calendar month.
                           If at the end of any then existing
                           Interest Period the Borrowers fail to
                           give notice of a selected Interest
                           Period, the relevant Interest Period
                           shall be one month.

                           Notwithstanding the foregoing, (i) no
                           Interest Period may extend beyond the
                           Final Payment Date; (ii) each Interest
                           Period which would otherwise end on a
                           day which is not a Banking Day shall
                           end on the next succeeding Banking Day
                           (or, if such next succeeding Banking
                           Day falls in the next succeeding
                           calendar month, on the next preceding
                           Banking Day); (iii) each Interest
                           Period which would otherwise commence
                           before and end after the Final Payment
                           Date shall end on the Final Payment
                           Date; and (iv) notwithstanding clauses
                           (i) and (iii) above, if any Interest
                           Period would have a duration of less
                           than one month, such LIBOR Rate
                           Advances shall be Base Rate Advances
                           during such period.

"Investments"              shall mean all investments, in cash or
                           by delivery of property made, directly
                           or indirectly in any Person, whether
                           by acquisition of shares of capital
                           stock, indebtedness or other
                           obligations or Securities or by loan,
                           advance, capital contribution or
                           otherwise; provided, however, that
                           "Investments" shall not mean or
                           include routine investments in
                           property to be used or consumed in the
                           ordinary course of business;

"Joint Venture"            shall mean at any date any Person
                           (other than a Subsidiary of OSG) in
                           which OSG or any Subsidiary of OSG has
                           an ownership interest which would be
                           accounted for in the consolidated
                           financial statements of OSG and its
                           consolidated Subsidiaries by the
                           equity method if such statements were
                           prepared as of such date;

"judgment currency"        shall have the meaning set forth in
                           Section 11.7(a);

"LIBOR Rate"               shall mean, with respect to any
                           Interest Period for any LIBOR Rate
                           Advance, the rate per annum determined
                           by the Administrative Agent to be
                           equal to the quotient (rounded
                           upwards, if necessary, to the next
                           higher 1/16 of 1%) of (y) (i) the rate
                           of interest for deposits in Dollars
                           for a period equal to the number of
                           days in such Interest Period which
                           appears on the Telerate Page 3750 as
                           of 11:00 A.M., London time, on the day
                           that is two London Banking Days prior
                           to the first day of such Interest
                           Period, or (ii) if such rate does not
                           appear on the Telerate Page 3750 at
                           such time, the rate per annum at which
                           deposits in Dollars are offered to the
                           Administrative Agent in immediately
                           available funds at its LIBOR lending
                           office in an amount comparable to the
                           principal amount of such LIBOR Rate
                           Advance for a period equal to such
                           Interest Period at approximately
                           10:00 A.M., New York City time, on the
                           date two Banking Days before the first
                           day of such Interest Period, divided
                           by (z) a number equal to 1.00 minus
                           the LIBOR Rate Reserve Percentage.

"LIBOR Rate Advance"       shall mean an Advance bearing interest
                           based on the LIBOR Rate;

"LIBOR Rate Reserve
 Percentage"               shall mean, for any day, the maximum
                           percentage (expressed as a decimal)
                           specified from time to time by the
                           Board of Governors of the Federal
                           Reserve System (or any successor) for
                           determining the maximum reserve
                           requirements (including, but not
                           limited to, supplemental, marginal and
                           emergency reserves) with respect to
                           eurocurrency funding (currently
                           referred to as "Eurocurrency
                           Liabilities") of a member bank in such
                           System.  The LIBOR Rate shall be
                           adjusted automatically with respect to
                           any LIBOR Rate Advance outstanding on
                           the effective date of any change in
                           the LIBOR Rate Reserve Percentage, as
                           of such effective date;

"Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, right-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances
                           (including, with respect to stock,
                           stockholder agreements, voting trust
                           agreements, buy-back agreements and
                           all similar arrangements) affecting
                           property.  For the purposes of this
                           Agreement, OSG or a Recourse
                           Subsidiary shall be deemed to be the
                           owner of any property which it has
                           acquired or holds subject to a
                           conditional sale agreement,
                           Capitalized Lease or other arrangement
                           pursuant to which title to the
                           property has been retained by or
                           vested in some other Person for
                           security purposes and such retention
                           or vesting shall constitute a Lien;

"Majority Banks"           shall mean Banks whose aggregate
                           Commitments exceed one half of the
                           total Commitments or if the
                           Commitments have terminated, Banks
                           holding in the aggregate in excess of
                           one-half of the Facility Balance;

"Material Adverse
 Change" shall mean the occurrence of an event or condition which materially impairs the ability of OSG and its Subsidiaries to meet any of their obligations with regard to (1) the Facility and the financing arrangements established in connection therewith or (2) any of their respective other obligations that are material to OSG and its Subsidiaries considered as a whole;

"Material Debt"            shall mean Debt (other than the
                           Advances) of OSG and/or one or more of
                           its Subsidiaries, arising in one or
                           more related or unrelated
                           transactions, in an aggregate
                           principal amount exceeding $10,000,000
                           (or its equivalent in any other
                           currency);

"Material Financial
 Obligations"              means (i) a principal or face amount
                           of Debt and/or (ii) payment
                           obligations in respect of Derivatives
                           Obligations (determined in respect of
                           any counterparty on a net basis), in
                           each case of OSG and/or one or more of
                           its Subsidiaries and arising in one or
                           more related or unrelated
                           transactions, exceeding in the
                           aggregate $10,000,000 (or its
                           equivalent in any other currency);

"Material Subsidiary"      shall mean, at any date each of the
                           following:  (i) any Subsidiary of OSG
                           (other than OSG Bulk or OSG
                           International) which owns, leases or
                           charters any vessel on such date and
                           (ii) any Subsidiary or Subsidiaries of
                           OSG (other than any such Subsidiary or
                           Subsidiaries referred to in the
                           foregoing clauses) the assets of
                           which, individually or in the
                           aggregate, had an aggregate book value
                           (net of depreciation) as of the date
                           of the consolidated balance sheet of
                           OSG and its Subsidiaries most recently
                           delivered or required to be delivered
                           to the Administrative Agent pursuant
                           to Section 8.1(A)(iv) prior to such
                           date in excess of the lesser of (x)
                           $50,000,000 and (y) 2% of the
                           aggregate book value (net of
                           depreciation) of all assets of OSG and
                           its Subsidiaries as of the date of
                           such balance sheet provided, that, for
                           purposes of Sections 9.1(i) and (k)
                           "Material Subsidiary" shall mean any
                           Subsidiary of OSG of the type referred
                           to in clause (i) or (ii) hereof;

"Materials of
 Environmental Concern"    shall have the meaning ascribed
                           thereto in Section 7.1(h);

"Minority Interests"       shall mean any shares of stock of any
                           class of a Subsidiary (other than
                           directors' qualifying shares as
                           required by law) that are not owned by
                           OSG and/or one or more of its Recourse
                           Subsidiaries.  Minority Interests
                           shall be valued by valuing Minority
                           Interests constituting preferred stock
                           at the voluntary or involuntary
                           liquidating value of such preferred
                           stock, whichever is greater, and by
                           valuing Minority Interests
                           constituting common stock at the book
                           value of capital and surplus
                           applicable thereto adjusted, if
                           necessary, to reflect any changes from
                           the book value of such common stock
                           required by the foregoing method of
                           valuing Minority Interests in
                           preferred stock;

"Moody's"                  shall mean Moody's Investors Service,
                           Inc., a credit rating agency;

"Multiemployer Plan"       shall mean at any time a
                           "multiemployer plan" (as defined in
                           Section 4001(a)(3) of ERISA) to which
                           OSG or any ERISA Affiliate is making
                           or accruing an obligation to make
                           contributions or has within any of the
                           preceding three plan years made or
                           accrued an obligation to make
                           contributions;

"Multiple Employer
 Plan" means at any time an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which OSG or any ERISA Affiliate, and one or more employers other than OSG or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which OSG or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan;

"Net Income Available
 for Fixed Charges"        for any period shall mean the sum of
                           (i) Consolidated Net Income during
                           such period plus (to the extent
                           deducted in determining Consolidated
                           Net Income), (ii) all provisions for
                           any Federal, state or other taxes
                           based on income made by OSG and its
                           Recourse Subsidiaries during such
                           period and (iii) Fixed Charges during
                           such period;

"Non-Recourse Debt"        shall mean Debt of any Subsidiary
                           (i) that is not Guaranteed by OSG or
                           any other Recourse Subsidiary of OSG,
                           (ii) that is not secured by a Lien on
                           any asset of OSG or any Recourse
                           Subsidiary and (iii) in respect of
                           which neither OSG nor any of its
                           Recourse Subsidiaries has any express
                           obligation or has written any
                           instrument or letter indicating its
                           support for such Subsidiary; provided
                           that Debt of such Subsidiary shall
                           constitute Non-Recourse Debt only if
                           (x) OSG shall have given the Banks,
                           through the Administrative Agent,
                           written notice at least 20 days prior
                           to the incurrence, issuance,
                           assumption or Guarantee thereof (or,
                           in the case of Debt of a Person to be
                           acquired by such Subsidiary, prior to
                           the time of such acquisition) and (y)
                           the terms and conditions of the
                           related documentation insofar as they
                           relate to the non-recourse nature of
                           such Debt, and the final form of such
                           documentation with respect thereto,
                           shall be reasonably satisfactory to
                           the Majority Banks;

"Non-Recourse
 Subsidiary"               shall mean, at any time, a Subsidiary
                           of OSG (i) having no Debt at such time
                           (other than Non-Recourse Debt) and
                           (ii) as to which an officer of OSG
                           has, prior to the issuance,
                           incurrence, assumption or Guarantee of
                           any Non-Recourse Debt by such
                           Subsidiary, delivered a certificate to
                           the Administrative Agent certifying
                           that such Subsidiary is a Non-Recourse
                           Subsidiary in accordance with the
                           terms of this Agreement;

"Note" shall mean a promissory note, to be executed by a Borrower in favor of the Administrative Agent pursuant to
                           Section 3.1(b) to evidence the
                           Facility and substantially in the form
                           set out in Exhibit 3 or in such other
                           form as the Administrative Agent may
                           agree and shall include any promissory
                           note issued by such Borrower pursuant
                           to Section 10.1, collectively, the
                           "Notes";

"Note Agreements"          shall mean (i) that certain Note
                           Agreement dated as of June 1, 1993
                           among OSG and the Purchasers therein
                           named, and (ii) that certain Note
                           Agreement dated as of March 1, 1992
                           among OSG and the Purchasers therein
                           named;

"Notice of Conversion
 or Continuation"          shall mean a written notice, in
                           substantially the form of Exhibit 4 to
                           this Agreement, delivered by the
                           Borrowers to the Administrative Agent
                           pursuant to Section 4.3 of this
                           Agreement;

"Operating Assets"         of OSG and its Recourse Subsidiaries
                           shall mean, as of the date of any
                           determination thereof, all assets of
                           such Person as determined in
                           accordance with GAAP other than Cash
                           and marketable securities of OSG and
                           its Recourse Subsidiaries;

"OSG"                      shall have the meaning ascribed
                           thereto in the preamble;

"OSG Bulk"                 shall have the meaning ascribed
                           thereto in the preamble;

"OSG International"        shall have the meaning ascribed
                           thereto in the preamble;

"PBGC"                     shall have the meaning ascribed
                           thereto in Section 8.1(A)(iv)(h);

"Permitted Countries"      shall mean any or all of the
                           following:  United States of America,
                           United Kingdom, Ireland, France,
                           Belgium, the Netherlands, Germany,
                           Sweden, Denmark, Norway, Switzerland,
                           Finland, Austria, Spain, Portugal,
                           Italy, Luxembourg, Canada and Japan;

"Permitted Investments"    shall mean any of the following:

                                   (a)  Investments in commercial
                               paper maturing in 270 days or less
                               from the date of issuance which,
                               at the time of acquisition by OSG
                               or any Subsidiary, is rated one of
                               the two highest ratings by S&P or
                               by Moody's or any substantially
                               similar commercial paper or short-
                               term ratings by any other
                               nationally recognized credit
                               rating agency domiciled in the
                               United States of America or the
                               United Kingdom of similar standing
                               (a "Substitute Rating Agency");

                                   (b)  Investments in
                               obligations issued by or
                               guaranteed by the United States of
                               America or any agency or
                               instrumentality of the United
                               States of America, in either case,
                               maturing in three years or less
                               from the date of acquisition
                               thereof;

                                   (c)  Investments in
                               certificates of deposit, time
                               deposits or bankers' acceptances
                               issued by a Bank or any other bank
                               or trust company organized under
                               the laws of any Permitted Country
                               or any state thereof, having
                               capital, surplus and undivided
                               profits aggregating at least
                               $300,000,000;

                                   (d)  Investments in
                               indebtedness of any governmental
                               body of the United States of
                               America or any State or political
                               subdivision thereof, which
                               indebtedness is at all times
                               accorded one of the two highest
                               ratings by S&P, Moody's, or a
                               Substitute Rating Agency maturing
                               not later than three years from
                               the date of acquisition thereof
                               (or, if maturing more than three
                               years after the date of
                               acquisition, which is subject to a
                               put at par by the holder thereof
                               on a weekly or more frequent
                               basis);

                                   (e)  Investments in money
                               market investment programs which
                               are classified as a current asset
                               in accordance with GAAP and which
                               are administered by reputable
                               financial institutions having
                               capital, surplus and undivided
                               profits of at least $300,000,000
                               and which are registered under the
                               Investment Company Act of 1940;
                               and

                                   (f) investments in money
                               market and auction rate preferred
                               stocks rated "A" or better by S&P
                               or Moody's or a similar category
                               by a Substitute Rating Agency;

"Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization or other entity of any kind, and a government or an agency or political subdivision thereof;

"Plan"                     shall mean any employee benefit plan
                           (other than a Multiemployer Plan or a
                           Multiple Employer Plan) covered by
                           Title IV of ERISA;

"rate of exchange"         shall have the meaning set forth in
                           Section 11.7(d);

"Recourse Subsidiaries"    shall mean all Subsidiaries of OSG
                           other than the Non-Recourse
                           Subsidiaries;

"Regulation U"             shall mean Regulation U of the Board
                           of Governors of the Federal Reserve
                           System, as in effect from time to
                           time;

"Rentals"                  shall mean and include as of the date
                           of any determination thereof all fixed
                           payments (including as such all
                           payments which the lessee is obligated
                           to make to the lessor on termination
                           of the lease or surrender of the
                           property) payable by OSG or a Recourse
                           Subsidiary, as lessee or sublessee
                           under a lease of real or personal
                           property (excluding fixed payments on
                           any item of personal property
                           involving rentals of less than $1,000
                           per month each and $10,000 per month
                           in the aggregate), but shall be
                           exclusive of any amounts required to
                           be paid by OSG or a Recourse
                           Subsidiary, directly or indirectly
                           (whether or not designated as rents or
                           additional rents), on account of
                           maintenance, repairs, insurance, taxes
                           and similar charges.  Fixed rents
                           under any so-called "percentage
                           leases" shall be computed solely on
                           the basis of the minimum rents, if
                           any, required to be paid by the lessee
                           regardless of sales volume or gross
                           revenues;

"Replacement Bank"         shall have the meaning set forth in
                           Section 11.8 of this Agreement;

"Restricted Funds"         shall mean restricted funds
                           established and maintained pursuant to
                           Title XI reserve fund and financial
                           agreements between OSG or any of its
                           Subsidiaries and the Secretary of
                           Transportation in accordance with
                           Title XI of the Merchant Marine Act,
                           1936, as amended, and the regulations
                           promulgated thereunder; provided that
                           "Restricted Funds" shall mean, for any
                           period, the aggregate amount on
                           deposit in Restricted Funds as so
                           defined as of the last day of such
                           period, as the same is reflected in a
                           consolidated balance sheet of OSG and
                           its Subsidiaries as of such date;

"Restricted Investments"   shall mean all Investments by OSG or
                          any Recourse Subsidiary in any Person
                          or property except the following:

                                   (a)  Permitted Investments;

                                   (b)  Cash;

                                   (c)  Investments in the
                               Shipping and Related Businesses in
                               whatever form;

                                   (d)  Investments by OSG and
                               its Recourse Subsidiaries in and
                               to Recourse Subsidiaries,
                               including any Investment in a
                               corporation which, after giving
                               effect to such Investment, will
                               become a Recourse Subsidiary;

                                   (e)  Investments in property
                               to be used in the ordinary course
                               of business;

                                   (f)  Investments in marketable
                               securities (as defined in
                               accordance with GAAP); and

                                   (g)  Investments (in addition
                               to those listed in (a) through (f)
                               above) in Persons not engaged in
                               Shipping and Related Businesses
                               and which are not Recourse
                               Subsidiaries in an amount
                               (excluding Investments existing as
                               of the date of this Agreement) not
                               to exceed the sum of
                               (i) $10,000,000 plus (ii) 10% of
                               Consolidated Tangible Net Worth;

"Sale and Leaseback
 Transaction"              shall mean any arrangement with any
                           Person (not including OSG or any
                           Recourse Subsidiary) or to which such
                           Person is a party, providing for the
                           leasing by OSG or a Recourse
                           Subsidiary for a period, including
                           renewals, in excess of three years of
                           any asset which has been or is to be
                           sold or transferred more than 180 days
                           after the acquisition or occupancy
                           thereof or the completion of
                           construction and commencement of full
                           operation thereof, whichever is later,
                           by OSG or any Recourse Subsidiary to
                           such Person;

"Secured Debt"             shall mean all Debt which is secured
                           by a Lien on any of the property or
                           assets of OSG or any of its Recourse
                           Subsidiaries;

"Security"                 shall have the same meaning as in
                           Section 2(1) of the Securities Act of
                           1933, as amended;

"Security Documents"       shall have the meaning set forth in
                           Section 8.1(A)(xix);

"Senior Funded Debt"       shall mean all Consolidated Funded
                           Debt other than Subordinated Funded
                           Debt;

"Shipping and
 Related Businesses"       shall mean any one or all of the
                           following:  owning, chartering,
                           leasing, crewing, navigating,
                           managing, supplying, operating,
                           building or repairing commercial
                           vessels of all kinds, including but
                           not limited to cargo ships, liners,
                           container ships, passenger vessels,
                           fishing vessels, dredges, submersible
                           and semisubmersible platforms, tugs,
                           barges and ferries; owning, operating
                           or managing transportation assets
                           ancillary to or in furtherance of the
                           transportation of freight and
                           passengers by water; owning, operating
                           or managing warehouses, terminals and
                           other facilities of any kind
                           incidental or ancillary to or in
                           furtherance of the transportation of
                           freight and passengers by water; and
                           owning, managing or operating
                           pipelines, terminals, docks, piers,
                           quays, wharves, dry docks, storage
                           facilities and port facilities
                           incidental or ancillary to or in
                           furtherance of the transportation of
                           freight and passengers by water;

"Shipping Manager"         shall mean the principal company that,
                           as of the date of this Agreement, is
                           acting as agent for OSG and its
                           Subsidiaries in respect of ships
                           owned, leased or chartered by, and is
                           providing substantially all of the
                           general and administrative services
                           to, OSG and its Subsidiaries, or any
                           Person, if, for the period of two
                           years after the date of formation of
                           such Person, all or substantially all
                           of the executive officers and
                           directors were executive officers or
                           directors, as the case may be, of the
                           Shipping Manager immediately prior to
                           the formation of such Person, except
                           any executive officer or director who
                           shall have been appointed or elected
                           to such position as a result of any
                           death, disability, retirement or
                           incapacity of any such executive
                           officer or director;

"S&P"                      shall mean Standard & Poor's Rating
                           Services, a credit rating agency;

"Subordinated
 Funded Debt"              shall mean all unsecured Funded Debt
                           of the Borrowers which shall contain
                           or have applicable thereto
                           subordination provisions (reasonably
                           satisfactory to the holders of not
                           less than 66 2/3% in aggregate of the
                           Commitments or, if the Commitments
                           have been terminated, of the Facility
                           Balance) providing for the
                           subordination thereof to other Debt of
                           the Borrowers including, without
                           limitation, the Notes;

"subsidiary"               shall mean as to any particular
                           Person, any corporation or other
                           entity of which more than 50% (by
                           number of votes of the Voting Stock or
                           other ownership interests having
                           ordinary voting power) shall be
                           beneficially owned or controlled,
                           directly or indirectly, by such
                           Person;

"Subsidiary(ies)"          shall mean a/the subsidiary(ies) of
                           OSG;

"Syndication Agent"        shall have the meaning ascribed
                           thereto in the preamble;

"Tangible Assets"          shall mean, as of the date of
                           determination thereof, the book value
                           of assets of OSG and its Recourse
                           Subsidiaries (less depreciation,
                           depletion and other properly
                           deductible valuation reserves) after
                           deducting Intangible Assets;

"Taxes" shall mean any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of any Bank imposed by the United States of America, the State or The City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Bank (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any of the Subsidiaries);

"Termination Event"        shall mean (i) a "reportable event",
                           as such term is defined in Section
                           4043 of ERISA (other than a
                           "reportable event" not subject to the
                           provision for 30-day notice to the
                           PBGC), (ii) the withdrawal of the
                           Borrower or any ERISA Affiliate from a
                           Multiple Employer Plan during a plan
                           year in which it was a "substantial
                           employer", as such term is defined in
                           Section 4001(a)(2) of ERISA, or the
                           incurrence of liability by the
                           Borrower or any ERISA Affiliate under
                           Section 4064 of ERISA upon the
                           termination of a Multiple Employer
                           Plan, (iii) the filing of a notice of
                           intent to terminate a Plan under
                           Section 4041 of ERISA or the treatment
                           of a Multiemployer Plan amendment as a
                           termination under Section 4041A of
                           ERISA, (iv) the institution of
                           proceedings to terminate a Plan or a
                           Multiemployer Plan or (v) any other
                           event or condition which might
                           constitute grounds under Section 4042
                           of ERISA for the termination of, or
                           the appointment of a trustee to
                           administer, any Plan or Multiemployer
                           Plan;

"Unencumbered Assets"      shall mean, as of the date of any
                           determination thereof, Tangible Assets
                           (excluding any assets which consist of
                           shares of stock of  Subsidiaries which
                           have been pledged to secure any
                           obligations) less the sum of
                           (i) Attributable Debt and (without
                           duplication) (ii) the book value of
                           all assets of OSG and its Recourse
                           Subsidiaries which are subject to a
                           Lien securing Secured Debt;

"Unsecured Debt"           shall mean, as of the date of any
                           determination thereof, all Debt of OSG
                           and its Subsidiaries other than
                           Secured Debt;

"Unterminated
 Voyage Revenues"          shall mean, as of the date of any
                           determination thereof, the amounts
                           thereof determined in accordance with
                           GAAP as reflected in the consolidated
                           financial statements of OSG and its
                           Recourse Subsidiaries;

"Voting Stock"             shall mean, with respect to any
                           Person, Securities of any class or
                           classes, the holders of which are
                           ordinarily, in the absence of
                           contingencies, entitled to elect a
                           majority of the corporate directors
                           (or Persons performing similar
                           functions) of such Person; and

"Withdrawal Liability"     shall have the meaning given to such
                           term under Part 1 of Subtitle E of
                           Title IV of ERISA.

1.2 Construction. Words importing the singular number only shall include the plural and vice versa.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

2         THE ADVANCES
          ------------

2.1 Advances. Each of the Banks, relying upon each of the representations and warranties set out in Section 7, hereby severally, and not jointly, agrees with the Borrowers that, subject to and upon the terms of this Agreement, it will on the Drawdown Dates from time to time during the Facility Period make its portion of the Advances available through the Administrative Agent, to the Borrowers in an aggregate amount not to exceed its Commitment ratably with the other Banks according to their respective Commitments. The proceeds of the Advances shall be utilized for: (i) general corporate purposes, and (ii) to repay from time to time amounts owing by OSG to the COFR Subsidiary (the "COFR Advance(s)") up to the COFR Advance Limit. Multiple Advances may be outstanding at any one time during the Facility Period, provided, however, that (x) there shall be no more than ten (10) Advances outstanding at any one time, (y) the aggregate amount of COFR Advances shall not exceed the COFR Advance Limit, and (z) no COFR Advance shall be outstanding for more than 364 consecutive days during the Facility Period. Within the limits of this Section 2.1 and upon the conditions herein provided, the Borrowers may from time to time borrow pursuant to this
Section 2.1, repay Advances pursuant to Section 4 and reborrow pursuant to this Section 2.1.

2.2 Drawdown Notice. The Borrowers shall, in respect of all Advances, serve a written notice (a "Drawdown Notice") on the Administrative Agent (which shall promptly furnish a copy to each Bank) (i) for a LIBOR Rate Advance, not later than 11:00 A.M., New York City time, at least three (3) Banking Days prior to the date of the proposed LIBOR Rate Advance, and (ii) for a Base Rate Advance, not later than 10:00 A.M., New York City time, on the day of the proposed Base Rate Advance. Each Drawdown Notice shall specify (a) the date of the proposed borrowing (which shall be a Banking Day), (b) the principal amount of the Advance to be made by the Banks on that date, (c) whether such Advance is a Base Rate Advance or a LIBOR Rate Advance, (d) if a LIBOR Rate Advance, the Interest Period requested by the Borrowers, (e) the disbursement instructions for the proceeds of such Advance, (f) whether such Advance is a COFR Advance, and (g) the name of the Borrower(s) which will draw down such Advance. Each Drawdown Notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable and shall be in the form set out in
Exhibit 5.

2.3 Effect of Drawdown Notice. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrowers: (a) that the representations and warranties stated in Section 7 are true and correct on the date of such Drawdown Notice and will be true and correct on the applicable Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing on such Drawdown Date.

2.4       Funding of Advances.  (a) Upon receipt of a Drawdown
Notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of the proposed
Advance.

          (b) Not later than 11:00 A.M. (or 1:30 P.M. in the case of a Base Rate Advance) (New York City time) on the date of each Advance, each Bank shall (except as provided in subsection
(c) of this Section) make available its share of such Advance, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address set forth on Schedule 1. Unless the Administrative Agent determines that any applicable condition specified in Section 3.1 or 3.2 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrowers at the aforesaid address, subject to the receipt of funds by the Administrative Agent as provided in the immediately preceding sentence, not later than 2:30 P.M. (New York City time) on the date of such Advance, and in any event as soon as practicable after receipt.

          (c) If any Bank makes a new Advance hereunder to the Borrowers on a day on which the Borrowers are to repay all or any part of an outstanding Advance from such Bank, such Bank shall apply the proceeds of its new Advance to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by the Borrowers and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b) of this Section, or remitted by the Borrowers to the Administrative Agent, as the case may be.

          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Advance that such Bank will not make available to the Administrative Agent such Bank's share of such Advance, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Advance in accordance with subsections (b) and (c) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrowers (but without duplication) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 5.1 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance included in such Advance for purposes of this Agreement. Nothing in this subsection (d) shall be deemed to relieve any Bank of its obligation to make Loans to the extent provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event the Borrowers are required to repay a LIBOR Rate Advance to the Administrative Agent pursuant to this
Section 2.4(d), the liability for any breakage costs as described in Section 11.6 shall be borne by the defaulting Bank and not the Borrowers.

2.5 Notation of Advances. Each Advance made by the Banks to the Borrowers may be evidenced by a notation of the same made by the Administrative Agent on the grid attached to the Notes, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

2.6 Reduction of the Commitments. Subject to Section 2.9, the Borrowers may from time to time reduce the Commitments of the Banks by $25,000,000 or any larger multiple of $5,000,000 upon three Banking Days' written notice to the Administrative Agent (which shall promptly notify each Bank). Any such reduction shall be permanent and irrevocable and pro rata among the Banks, provided that the amount of the aggregate Commitments after giving effect to such reduction of the Commitments shall at no time be less than the aggregate principal amount of all outstanding Advances.

          (b) Upon the occurrence of the Final Payment Date, the Commitments shall be reduced to zero and any Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          (c) After the effective date of any reduction pursuant to Section 2.6(a) hereof, the term "Commitment" shall mean the Commitments of each Bank in effect immediately prior to such reduction less the amount of such reduction of the Commitment.

2.7 Mandatory Prepayments. If at any time the principal amount of outstanding Advances shall exceed the aggregate
Commitments then the Borrowers shall immediately prepay the Advances in an amount equal to such excess.

2.8 Several Obligations. The failure of any Bank to make any Advance to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Advance on such date, and none of the Agents nor any Bank shall be responsible for the failure of any other Bank to make an Advance to be made by such other Bank.

2.9 Pro Rata Treatment. Each borrowing from the Banks hereunder shall be made from the Banks, each payment of the Commitment Fee or other fees and expenses under Section 12 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; the making, conversion and continuation of Advances of a particular type shall be made pro rata among the Banks according to the amounts of their respective Commitments and the then current Interest Period for each Advance of such type shall be coterminous; each payment or prepayment of principal of Advances by the Borrowers shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Advances held by the Banks; and each payment of interest on Advances by the Borrowers shall be made for the account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks.

3         CONDITIONS
          ----------

3.1       Conditions Precedent to Availability of the Facility.
The obligation of the Banks to make the Facility available to the Borrowers under this Agreement shall be expressly subject to the following conditions precedent:

          (a) the Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

                         (i)  copies, certified as true and
               complete by an officer of each of the Borrowers, of the resolutions of its board of directors evidencing approval of this Agreement and the Notes and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

                         (ii) copies, certified as true and
               complete by an officer of each of the Borrowers or other applicable party, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrowers as may be required by the Banks), approvals or consents with respect to this Agreement and the Notes and the transactions contemplated hereby and thereby;

                         (iii)     copies, certified as true and
               complete by an officer of each of the Borrowers, of the certificate or articles of incorporation and by-laws or similar constituent document thereof;

                         (iv) a good standing certificate of each
               of the Borrowers;

                         (v)  a certificate signed by the
               President, Treasurer, Comptroller, Controller or chief financial officer of each of the Borrowers to the effect that (A) no Default (as defined in the Existing Agreement) and no Event of Default (as defined herein) shall have occurred and be continuing and (B) the representations and warranties of the Borrowers contained in this Agreement are true and correct as of the date of such certificate.

          (b) the Borrowers shall have duly executed and delivered this Agreement and the Notes to the Administrative
Agent;

          (c) the Administrative Agent shall have received executed counterparts of this Agreement from each of the Banks and the Agents (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it a telex, facsimile or other written confirmation from such Bank of the execution of a counterpart of this Agreement by such
Bank);

          (d) the Creditors shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Section 12 of this Agreement;

          (e) the Banks shall be satisfied that none of the Borrowers nor any Subsidiary is subject to any Environmental
Claim which could reasonably be expected to result in a Material
Adverse Change;

          (f) the Administrative Agent shall have received opinions addressed to the Agents and the Banks from (i) Proskauer Rose LLP, special counsel to the Borrowers, (ii) Robert N. Cowen, Esq., Senior Vice President and Secretary to OSG and counsel to OSG and OSG Bulk, (iii) Mark A. Lowe, Esq., counsel to OSG International, and (iv) Seward & Kissel, special counsel to the Agents in such form as the Agents may agree, as well as such other legal opinions as the Banks shall have required as to all or any matters under the laws of the State of Delaware, the United States of America and the State of New York covering the conditions and representations and warranties which are the subjects of Sections 3 and 7, respectively;

          (g) the Administrative Agent shall have received a duly executed copy of the acceptance by North American Ship
Agencies, Inc. of its appointment as agent for service of process for OSG International;

          (h) the Administrative Agent shall have received a certificate signed by the President or chief financial officer of OSG certifying that the principal amount of, and accrued interest on, all outstanding loans under the Existing Agreement and the COFR Facility and all other amounts payable by OSG and its Subsidiaries thereunder shall have been paid in full, the commitment of each bank or other lender thereunder shall have been terminated (it being understood that satisfaction of this condition may occur simultaneously with the first Drawdown hereunder if all other conditions contained in this Section 3.1 and in Section 3.2 are first satisfied); and

          (i) receipt by the Administrative Agent of evidence satisfactory to it of the existence and effectiveness of the insurance required to be maintained by OSG, its Subsidiaries and its Joint Ventures pursuant to Section 8.1(A)(xii).

3.2       Further Conditions Precedent.  The obligation of the
Banks to make an Advance available to the Borrowers shall be expressly and separately from the foregoing conditional upon, on each Drawdown Date:

          (a) the Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 2.2;

          (b) the representations stated in Section 7 being true and correct as if made on that date; provided, however, that (i) the representations and warranties set forth in Section 7.1(e) and (o) shall be deemed inapplicable on such date if such Advance would not result in an incremental increase in the aggregate amount of Advances outstanding under the Facility and (ii) any representation and warranty which relates solely to an earlier date shall be true and accurate on and as of such earlier date;

          (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and

          (d) there having been no Material Adverse Change since December 31, 1996; provided, however, that this condition shall not apply to any Advance which would not result in an incremental increase in the aggregate amount of Advances outstanding under the Facility.

3.3 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event all of the Banks elect, in their sole discretion, to make an Advance prior to the satisfaction of all or any of the conditions referred to in Sections 3.1 and 3.2, the Borrowers hereby covenant and undertake to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the Drawdown Date (or such longer period as the Majority Banks, in their sole discretion, may agree).

4         REPAYMENT AND PREPAYMENT
          ------------------------

4.1 Repayment. Each Borrower severally, and not jointly, agrees to repay to the Banks the principal of each LIBOR Rate Advance made to such Borrower on the last day of the Interest Period therefor and any then outstanding principal of any and all of the LIBOR Rate Advances and Base Rate Advances made to such Borrower on the Final Payment Date; provided, however, that any COFR Advance made to any Borrower shall be due and payable on the earlier of (i) the Final Payment Date and (ii) the date which is 364 days from and after the Drawdown Date with respect to such COFR Advance.

4.2 Prepayment. Subject to the provisions of Section 11.6 in the case of the prepayment of any LIBOR Rate Advance on any day other than the last day of the Interest Period with respect to such LIBOR Rate Advance, the Borrowers may, at their option, without penalty or premium, on any Banking Day, prepay all or any portion of the principal of any Advance; provided, that any such prepayment shall be an integral multiple of $1,000,000 with a minimum amount of $10,000,000. The Borrowers shall deliver to the Administrative Agent (which shall promptly furnish a copy to each Bank) notice of such prepayment on not less than three (3) Banking Days with respect to each LIBOR Rate Advance and one (1) Banking Day with respect to each Base Rate Advance (which notice shall be irrevocable and shall specify the date and amount of prepayment).

4.3 Optional Conversions. Subject to Section 2.9, the Borrowers may, at their option, (i) on the last day of any Interest Period, convert a LIBOR Rate Advance into a Base Rate Advance, (ii) on the last day of any Interest Period, continue a LIBOR Rate Advance as a LIBOR Rate Advance, and (iii) on any Banking Day, convert a Base Rate Advance into a LIBOR Rate Advance; provided, that, except as otherwise provided in this Agreement to the contrary, the Borrowers shall deliver to the Administrative Agent (which will promptly send a copy to each Bank) a Notice of Conversion or Continuation by 11:00 A.M., New York City time, (A) in the case of clauses (ii) and (iii) above, not less than three Banking Days prior to the date of each such conversion or continuation, and (B) in the case of clause (i) above, on or prior to the date of such conversion. Each Notice of Conversion or Continuation shall specify (x) the amount of each Advance to be continued or converted, (y) the date of such continuation or conversion, and (z) the type of Advance to be continued or converted (and in the case of a conversion, the type of Advance to result from such conversion and, if such Advance is to be converted into a LIBOR Rate Advance, the Interest Period).

4.4 Borrowers' Obligations Absolute. The Borrowers' obligations to pay each Creditor hereunder and under the Notes shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any of them may have or have had against the Creditors.

5         INTEREST AND RATE
          -----------------

5.1 Payment of Interest; Interest Rate. (a) Each Borrower hereby promises to pay to the Banks interest on the unpaid principal amount of each Advance made to such Borrower for the period commencing on the date of such Advance until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof (i) during the periods such Advance is a Base Rate Advance, at the Base Rate, and (ii) during the periods such Advance is a LIBOR Rate Advance, at the LIBOR Rate plus the Applicable Margin per annum; provided, however, that after the occurrence and during the continuance of an Event of Default, all outstanding Advances shall bear interest at the Default Rate.

          (b) Notwithstanding the foregoing, each Borrower hereby promises to pay interest on any Advance made to such Borrower or any installment thereof and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, and on any other amount payable by such Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

          (c) Except as provided in the next sentence, accrued interest on each Advance shall be payable (x) in respect of each Base Rate Advance, quarterly, on the last Banking Day of each calendar quarter, (y) in respect of each LIBOR Rate Advance on the last day of each Interest Period, except that if the Borrowers shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the last day of such Interest Period, and (z) in the case of all Advances together with each repayment of principal thereof. Interest payable at the Default Rate shall be payable from time to time on demand of the Administrative Agent.

5.2 Calculation of Interest. All interest shall accrue from day-to-day and be calculated on the actual number of days elapsed and on the basis of a three hundred sixty (360) day year with respect to each LIBOR Rate Advance and on the basis of a 365/366 day year with respect to each Base Rate Advance.

5.3       Maximum Interest.  Anything in this Agreement or the
Notes to the contrary notwithstanding, the interest rate on any Advance shall in no event be in excess of the maximum rate permitted by applicable law.

6         PAYMENTS
          --------

6.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrowers shall be made in Dollars on the due dates of such payments to the Administrative Agent at its office located at 399 Park Avenue, New York, New York 10043 or to such other branch of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of and without deduction for, any Taxes; provided, however, that if the Borrowers shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Administrative Agent for the account of the Banks or the other Creditors hereunder, then, the Borrowers shall pay such additional amounts as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrowers shall promptly send to the Administrative Agent any documentary evidence they have with respect to such withholding or deduction.

6.2 Federal Income Tax Credits. (a) If any Bank obtains the benefit of a credit against its liability for federal income taxes imposed by the United States of America for all or part of the Taxes as to which the Borrowers have paid additional amounts as aforesaid then such Bank shall reimburse the Borrowers for the amount of the credit so obtained; (b) each of the Banks that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) shall, on or prior to the first Drawdown Date (and in the case of an assignee, on or prior to the effective date of the relevant assignment) and from time to time thereafter when required by applicable provisions of the Code, provide the Borrowers with two duly completed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party that exempts withholding tax on payments under this Agreement or the Notes or certifying that the income receivable by it pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States; (c) for any period with respect to which a Bank that is not a United States Person has failed to provide the Borrowers with the appropriate forms described in clause (b) above (other than if such failure is due to a change in law occurring after the date on which such person was originally required to provide such forms, or if such forms are otherwise not required under clause (b) above), such Bank shall not be entitled to payment of additional amounts under
Section 6.1 above with respect to Federal Taxes imposed by the United States; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes if, in the judgment of the Borrowers such steps would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to such Bank and would not, in the judgment of the Borrowers, be disadvantageous to the Borrowers.

6.3 Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Advance or Advances as a result of which the unpaid principal portion of its Advances (and accrued and unpaid interest thereon) shall be proportionately less than the unpaid principal portion of the Advances (and accrued and unpaid interest thereon) of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Advances of such other Bank so that the aggregate unpaid principal amount of the Advances (and accrued and unpaid interest thereon) and participations in the Advances held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Advances then outstanding as the principal amount of its Advances (and accrued and unpaid interest thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Advances outstanding (and accrued and unpaid interest thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 6.3 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Bank holding a participation in an Advance deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Bank by reason thereof as fully as if such Bank had made an Advance in the amount of such participation. The Borrowers expressly consent to the foregoing arrangement.

7         REPRESENTATIONS AND WARRANTIES
          ------------------------------

7.1 In order to induce the Creditors to enter into this Agreement and to make the Facility available, the Borrowers hereby, jointly and severally, represent and warrant to the Banks (which representations and warranties shall survive the execution and delivery of this Agreement and the Notes and the drawdown of the Facility) that:

          (a) Due Organization and Power. Each of the Borrowers is a corporation duly formed and validly existing in good standing under the laws of its jurisdiction of incorporation and is duly qualified and is authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, except where failure to so qualify would not result in a Material Adverse Change, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement and its Note, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements the noncompliance with which could reasonably be expected to result in a Material Adverse Change.

          (b) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each of the Borrowers to enter into and perform its obligations under this Agreement and its Note and to borrow, service and repay the Advances and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Advances or any part thereof.

          (c) Binding Obligations. Each of this Agreement and the Note to which such Borrower is a party constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms.

          (d) No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement or the Notes by the Borrowers do not, and will not during the Facility Period, contravene any applicable law or regulation or any contractual restriction binding thereon or the Articles or Certificate of Incorporation or By-laws or similar constituent documents of the Borrowers.

          (e) Litigation. No action, suit or proceeding is pending or threatened against OSG or any of its Subsidiaries before any court, board of arbitration or administrative agency which could be reasonably expected to result in any Material Adverse Change or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

          (f) No Default. Except as otherwise disclosed in writing to the Banks on or prior to the date hereof, neither OSG nor any of the Subsidiaries is in default under any material agreement by which it is bound.

          (g) Compliance with ERISA. Neither any member of the ERISA Group nor any ERISA Affiliate, individually or collectively, has incurred, or reasonably expects to incur, Withdrawal Liabilities or liabilities upon the happening of a Termination Event the aggregate of which for all such Withdrawal Liabilities and other liabilities exceeds or would exceed $30,000,000. With respect to any Plan, neither OSG nor any ERISA Affiliate is aware of or has been notified that any "variance" from the "minimum funding standard" has been requested (each such term as defined in Part 3, Subtitle B, of Title 1 of ERISA). No member of the ERISA Group nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, within the meaning of Title IV of ERISA, which reorganization could result in a Material Adverse Change.

          (h) Environmental Matters. Except as heretofore disclosed in writing to the Administrative Agent (i) OSG and each of its Subsidiaries will, when required, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws") (except, as to all of the above, where the failure to do so would not be reasonably likely to result in a Material Adverse Change); (ii) each of OSG and its vessel-owning Subsidiaries will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate its business as then being conducted (except where the failure to comply with, obtain or renew such permits, licenses, rulings, variances, exemptions, clearances, consents or other authorizations would not be reasonably likely to result in a Material Adverse Change); and (iii) neither OSG nor any of its vessel-owning Subsidiaries has received any notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability which would reasonably be likely to result in a Material Adverse Change, or a requirement to incur, investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties which would reasonably be likely to result in a Material Adverse Change, in each case arising out of, based on or resulting from
(1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by OSG or any of its Subsidiaries, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by OSG or any of its vessel-owning Subsidiaries in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)).

          (i) Subsidiaries. (1) Each of OSG's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (2) there are no Non-Recourse Subsidiaries as of the date hereof.

          (j) Financial Statements. Each of (i) the audited consolidated balance sheet of OSG and its Subsidiaries as at December 31, 1996 and the related audited consolidated statements of operations and retained earnings and cash flows for the fiscal year then ended reported on by Ernst & Young, LLP and included in OSG's 1996 Form 10-K, and (ii) the unaudited condensed consolidated balance sheet of OSG and its Subsidiaries as of March 31, 1997 and the related unaudited condensed statements of operations and retained earnings and cash flows for the period then ended, set forth in OSG's report for the fiscal quarter then ended, as filed with the Securities and Exchange Commission on Form 10-Q, copies of all of which have been furnished to each Bank, fairly present, in all material respects, the consolidated financial condition of OSG and its Subsidiaries as at such dates and the consolidated results of the operations of OSG and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject in the case of clause (ii) to normal year-end audit adjustments, to the absence of footnotes and certain information being in condensed form.

          (k) Tax Returns and Payments. United States Federal income tax returns of OSG and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1986. OSG and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by OSG or any Subsidiary of OSG, other than taxes which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of OSG and its Subsidiaries in respect of taxes are, in the opinion of OSG, adequate in all material respects.

          (l) Insurance. Each of OSG and the Subsidiaries has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses.

          (m) Foreign Trade Control Regulations. None of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise
(Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended).

          (n) Not an Investment Company. Neither OSG nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (o)  No Material Adverse Change.  Since December 31,
1996, there has been no Material Adverse Change.

8         COVENANTS
          ---------

8.1 Each of the Borrowers hereby covenants and undertakes with each of the Banks that, from the date hereof and so long as the Commitments are in effect or any principal, interest or other moneys are owing in respect of the Facility or otherwise owing under this Agreement or the Notes or any of them:

          A.   Such Borrower will:

                         (i)  Performance of Agreements.  Duly
               perform and observe the terms of this Agreement and its Note;

                         (ii) Notice of Default.  Promptly inform
               the Administrative Agent (which shall promptly notify the Banks) of the occurrence of (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against OSG or any Subsidiary which in any manner draws into question the validity or enforceability of this Agreement or its Note or which could reasonably be expected to result in a Material Adverse Change and (c) any other event or condition of which they become aware which is reasonably likely to result in a Material Adverse Change;

                         (iii)     Obtain Consents.  Without
               prejudice to Section 7.1 and this Section 8.1, obtain every consent and do all other acts and things which may from time to time be necessary for the continued due performance of all its obligations under this Agreement and its Note;

                         (iv) Financial Statements.  Deliver to
               the Administrative Agent with sufficient copies for the Banks:

                         (a)  as soon as available and in any
               event within 120 days after the end of each fiscal year of OSG, (I) a consolidated balance sheet of OSG and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, complying in all material respects with all applicable rules and regulations promulgated by the Securities and Exchange Commission, all reported on by Ernst & Young, LLP or other independent public accountants of nationally recognized standing and (II) if there are any Non-Recourse Subsidiaries, an unaudited consolidated balance sheet of OSG and its Recourse Subsidiaries as of the end of such fiscal year and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, together with a letter from the independent public accountants referred to in the foregoing clause (I) confirming the mathematical accuracy of such financial statements and the derivation thereof on a reasonable basis from the audited financial statements referred to in clause
               (I);

                         (b)  as soon as available and in any
               event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of OSG (I) an unaudited consolidated balance sheet of OSG and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal quarter and for the portion of OSG's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of OSG's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and compliance in all material respects with all applicable rules and regulations of the Securities and Exchange Commission with respect to interim financial statements and consistency by the chief financial officer or the chief accounting officer of OSG and
               (II) if there are any Non-Recourse Subsidiaries, an unaudited consolidated balance sheet of the Borrower and its Recourse Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal quarter and for the portion of OSG's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of OSG's previous fiscal year, together with a certificate of the chief financial officer or chief accounting officer of OSG as to the derivation of such financial statements from the financial statements referred to in clause (I) of this subsection (b);

                         (c)  simultaneously with the delivery of
               each set of financial statements referred to in clauses (a)(I) and (b)(I) above, (i) a certificate of OSG executed by OSG's chief financial officer or chief accounting officer setting forth in reasonable detail the calculations required to establish whether the covenants set forth in Sections 8.1(A)(xv), (xvi), (xvii) and (xviii) and 8.1(B)(iii) and (viii) of this Agreement were complied with on the date of such financial statements, and (ii) a certificate of each of the Borrowers executed by each such Borrower's chief financial officer or chief accounting officer stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

                         (d)  simultaneously with the delivery of
               each set of financial statements referred to in clause (a)(I) above, a statement of the firm of independent public accountants which reported on such statements (I) stating whether anything has come to their attention to cause them to believe that OSG and its Subsidiaries were not in compliance with any of the covenants set forth in Sections 8.1(A)(xv), (xvi), (xvii) and (xviii) and 8.1(B)(iii) and (viii) of this Agreement on the date of such statements and (II) confirming the calculations set forth in the officers certificate delivered simultaneously therewith pursuant to subsection (c) above or, with respect to the calculations required to derive the amount referred to in the covenants set forth in Section 8.1(A)(xv) through (xvii), verifying the mathematical accuracy of such calculations and comparing Consolidated Net Income for each of the relevant fiscal quarters with the consolidated income statement of OSG and its Recourse Subsidiaries for such fiscal quarter;

                         (e)  within three Banking Days after the
               date on which any executive officer of any of the Borrowers obtains knowledge of (I) any Event of Default, if such Event of Default is then continuing or, (II) a Material Adverse Change or any action, suit or proceeding of the type referred to in Section 7.1(e), a certificate of the chief financial officer or the chief accounting officer of each of the Borrowers setting forth the details thereof and the action which the Borrowers are taking or proposes to take with respect thereto;

                         (f)  promptly upon the mailing thereof
               to the shareholders of OSG generally, copies of all financial statements, reports and proxy statements so mailed;

                         (g)  promptly upon the filing thereof,
               copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which OSG shall have filed with the Securities and Exchange Commission;

                         (h)  as soon as possible, (i) copies of
               all reports and notices which OSG or any of its Subsidiaries files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation ("PBGC") or the U.S. Department of Labor or the sponsor of a Multiemployer Plan or which OSG or any of its Subsidiaries receives from the PBGC or the sponsor of a Multiemployer Plan relating to (a) any Termination Event and (b) with respect to a Multiemployer Plan, any Withdrawal Liability, or any actual or expected reorganization (within the meaning of Title IV of ERISA), any termination of a Multiemployer Plan (within the meaning of Title IV of ERISA) and (ii) a certificate of the chief financial officer or chief accounting officer of OSG setting forth in reasonable detail the calculation of the amount (to the extent then reasonably determinable) of any liability in connection with the foregoing;

                         (i)  promptly after any officer of any
               of the Borrowers becomes aware of any change in the rating by Moody's or S&P of OSG's publicly-traded senior unsecured long-term debt securities, notice of such change;

                         (j)  in the event of any change in OSG's
               fiscal year, OSG shall upon the request of the Administrative Agent and as soon as practicable, restate such of its consolidated financial statements required to be delivered under this
               Section 8.1(A)(iv) for such twelve month period as shall be necessary in order to permit the calculation of the financial covenants set forth in this Agreement; and

                         (k)  from time to time such additional
               information regarding the financial position, results of operations, business or prospects of OSG and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

                         (v)  Corporate Existence.  Do or cause
               to be done all things necessary to preserve and keep in full force and effect the Borrowers' and each of the Material Subsidiaries' corporate existence, and all licenses, franchises, permits and assets necessary to the conduct of the business of OSG and the Subsidiaries;

                         (vi) Books, Records, etc.  Keep proper
               books and records throughout the Facility Period;

                         (vii)     Inspection.  Allow any
               representative or representatives designated by any Bank, at the risk and expense of such Bank and during normal business hours, subject to applicable laws and regulations, to visit and inspect any of the Borrower's or Subsidiary's, and, on request, to examine the Borrowers' and Subsidiaries' books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) and to discuss its affairs; finances and accounts with the Borrowers' and Subsidiaries' officers and executive employees all at such reasonable times and as often as such Bank reasonably requests;

                         (viii)    Payment of Obligations.  Pay
               and discharge, or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges or levies imposed upon them, the Subsidiaries or their respective income or property prior to the date upon which penalties attach thereto; provided, however, that they shall not be required to pay and discharge, or cause to be paid and discharged, any such obligation, liability, tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and they or the relevant Subsidiary or Subsidiaries shall maintain in accordance with GAAP appropriate reserves with respect thereto;

                         (ix) Compliance with Statutes, etc.  Do
               or cause to be done all things necessary to comply with all laws, and the rules and regulations thereunder, applicable to the Borrowers or any of the Subsidiaries including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters except where the failure to do so could not be reasonably likely to result in a Material Adverse Change;

                         (x)  Environmental Matters.  Promptly
               upon the occurrence of any of the following conditions, provide to the Administrative Agent (which shall promptly furnish a copy thereof to each Bank) a certificate of an executive officer of each of the Borrowers, specifying in detail the nature of such condition and their proposed response or the response of their Environmental Affiliate (as hereinafter defined): (a) its receipt or the receipt by any of the Subsidiaries or any of their Environmental Affiliates of any communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to result in a Material Adverse Change, (b) knowledge by them, any of the Subsidiaries or any of their Environmental Affiliates that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to result in a Material Adverse Change, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against them, any of the Subsidiaries or any of their Environmental Affiliates if such Environmental Claim could reasonably be expected to result in a Material Adverse Change. Upon the written request by the Administrative Agent, they will submit to the Banks at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection. For the purposes of this subsection, "Environmental Claim" shall mean any claim under federal, state and local environmental, health and safety laws, statutes or regulations. "Environmental Affiliate" shall mean any Person or entity the liability of which for Environmental Claims OSG or any of the Subsidiaries may have assumed by contract or operation of law;

                         (xi) Maintenance of Assets.  Maintain
               and keep, and procure that each of the
               Subsidiaries shall maintain and keep, all properties used or useful in the conduct of their respective business in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will make, or cause to be made, all necessary repairs, renewals and replacements thereof so that the business carried on in connection therewith and every material portion thereof may be properly conducted at all times except where the failure to do so would not be reasonably likely to result in a Material Adverse Change;

                         (xii)     Insurance.  Maintain, and
               cause each of their Subsidiaries to maintain, with financially sound and reputable insurance companies (which may include protection and indemnity clubs) (i) in the case of OSG or any Subsidiary which engages in any oil or oil-related business (including any business in products related to oil), including without limitation, owning, leasing or chartering any ship engaged in the transport of oil or related products, oil pollution insurance covering risks in amounts up to and including $700,000,000 or, if such insurance is not available at reasonable cost after taking into account the level of exposure to which OSG and its Subsidiaries may be subject, such other amount as is usually insured against by companies of established repute engaged in the same or similar business from time to time and
               (ii) such other insurance on all their respective properties and against all such risks in at least such amounts as are usually insured against by companies of established repute engaged in the same or similar business from time to time;

                         (xiii)    Shipping Management.  At all
               times cause not less than 66 2/3% of the Consolidated Net Tangible Assets to be managed by OSG, any Subsidiary of OSG, the Shipping Manager, any subsidiary of the Shipping Manager, one or more other shipping management companies reasonably acceptable to the Majority Banks or any combination of the foregoing;

                         (xiv)     Agent for Service of Process.
               OSG shall cause OSG International to maintain at all times North American Ship Agencies, Inc. or another agent acceptable to the Majority Banks as its agent for service of process in the State of New York and shall cause any other such agent to execute and deliver to OSG and the Administrative Agent a letter accepting such agency, prior to or concurrently with such other agent's acceptance of its appointment as agent for service of process for OSG International;

                         (xv) Consolidated Tangible Net Worth.
               At all times maintain Consolidated Tangible Net Worth at an amount not less than $600,000,000, plus 50% of Consolidated Net Income (to the extent positive) for each quarter from and after December 31, 1996;

                         (xvi)     Cash Adjusted Debt Service
               Coverage Ratio. At all times maintain a Cash Adjusted Debt Service Coverage Ratio measured as of the end of each fiscal quarter for the period of four consecutive fiscal quarters ended on that date (taken as a single accounting period) of not less than 1.75 to 1;

                         (xvii)    Unencumbered Assets to
               Unsecured Debt Ratio. At all times maintain a ratio of Unencumbered Assets to Unsecured Debt of not less than 1.50 to 1; and

                         (xviii)   Cash Adjusted Funded Debt to
               Cash Adjusted Consolidated Net Tangible Assets. At all times maintain a ratio of Cash Adjusted Funded Debt to Cash Adjusted Consolidated Net Tangible Assets of not more than .60 to 1.

                         (xix)     Security Interest on Change of
               Control. (a) If the Agents and the Majority Banks unanimously shall have determined in their reasonable judgment that (i) a change in control of OSG has occurred and (ii) such change in control is materially detrimental to OSG and its Subsidiaries, considered as a whole, then OSG shall, or shall cause one or more of its Subsidiaries to, not later than the 90th day after receipt of notice by OSG from the Administrative Agent of such determination (or, if such day is not a Banking Day, the next succeeding Banking
               Day), (x) grant a security interest in, pledge, assign or mortgage, pursuant to one or more agreements or other instruments to which OSG (and any relevant Subsidiary) is a party (collectively, the "Security Documents"), assets of OSG or any Subsidiary (the "Collateral") to or in favor of the Administrative Agent for the benefit of the Banks as collateral for the Advances made or to be made hereunder, such assets to be subject to no other Liens (other than Liens arising in the ordinary course of business which (A) do not secure Debt and (B) do not, individually or in the aggregate, materially detract from the value of the Collateral as collateral hereunder) and to have an aggregate fair market value (taking into account such Liens) at least equal to 130% of the sum of the aggregate principal amount of all Advances outstanding on such 90th day (or next succeeding Banking Day), (y) provide to the Administrative Agent one or more opinions of counsel, the form and substance of each such opinion and such counsel to be reasonably satisfactory to the Administrative Agent, as to the creation, validity, effectiveness, perfection and priority of such security interests, pledges, assignments and mortgages, compliance with Regulation U, the absence of any fraudulent conveyance or transfer and such other matters as the Administrative Agent may reasonably request and (z) amend or modify this Agreement, pursuant to one or more amendments or modifications in form and substance satisfactory to the Administrative Agent, to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, to take into account the Security Documents and such security interests, pledges, assignments and mortgages and such other matters related thereto as the Administrative Agent may reasonably request, such amendments and modifications to include, without limitation, one or more representations and warranties, covenants, events of default and indemnities relating to the subject matter addressed in clauses (x) through (z) above, or the Security Documents, opinions or other writings referred to therein. In order for OSG to satisfy its obligations under this Section 8.1(A)(xix) and without limiting the provisions set forth above, the assets constituting Collateral hereunder, the determination of the fair market value thereof and the form and substance of the Security Documents, the opinions referred to in clause (y) above and the amendments and modifications referred to in clause (z) above must each be satisfactory in form and substance to the Administrative Agent and OSG must have received a certificate signed by the Administrative Agent stating that OSG has complied with its obligations under this Section 8.1(A)(xix).

                              (b) At all times after the 90th day
               (or the next succeeding Banking Day) referred to in subsection (a) above the fair market value (determined as provided in subsection (a)) of the Collateral securing Advances hereunder shall be at least equal to 130% of the aggregate principal amount of all Advances outstanding hereunder from time to time.

                              (c) None of the Majority Banks nor
               the Agents shall incur any liability to any Person (including, without limitation, any other Bank) as a result of any determination (or any failure to make any determination) pursuant to clauses
               (i) and (ii) of subsection (a). Each of the Borrowers hereby indemnifies, and each of the Banks hereby indemnifies ratably in accordance with its Commitment (to the extent that the Borrowers do not so indemnify), each Majority Bank and Agent against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from its gross negligence or willful misconduct) that it may suffer or incur in connection with any action taken or omitted to be taken pursuant to this Section 8.1(A)(xix).

                         (xx) Ownership of OSG Bulk and OSG
               International.  OSG shall cause OSG Bulk and OSG
               International to be direct or indirect wholly-owned Subsidiaries of OSG (excluding only directors' qualifying shares).

          B. The Borrowers will not, without the prior written consent of the Majority Banks (or the Administrative Agent acting with the consent of the Majority Banks):

                         (i)  Limitation on Liens.  And will not
               permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of any Secured Debt unless immediately after giving effect thereto and to the application of the proceeds thereof, the ratio of Unencumbered Assets to Unsecured Debt shall not be less than 1.50 to 1;

                         (ii) Limitations on Funded Debt.  And
               will not permit any Recourse Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Funded Debt, except:

                         (a)  Funded Debt of OSG and its Recourse
                    Subsidiaries outstanding as of March 31, 1997
                    as the same is set forth on Schedule 3
                    attached hereto;

                         (b)  Funded Debt of OSG and its Recourse
                    Subsidiaries; provided, however, that at the time of issuance thereof and immediately after giving effect thereto the Borrowers shall be in compliance with Section 8.1(A)(xviii) above;

                         (c)  renewals, extensions or refundings
                    of Funded Debt referred to in
                    Section 8.1(B)(ii)(a) or incurred pursuant to the provisions of Section 8.1(B)(ii)(b), without increase in the ranking or priority thereof or principal amount thereof, provided, that in the case of any refunding of any such Funded Debt, the newly issued Funded Debt shall have a weighted average life to maturity at least equal to the remaining weighted average life to maturity of the Funded Debt being refunded; and

                         (d)  Funded Debt under the Facility.

                         (iii)     Conduct of Business.  And will
               not permit any Recourse Subsidiary to, acquire any Operating Assets or make any Investment in Operating Assets unless, after giving effect to such acquisition or Investment at least 70% (based on the most recent consolidated balance sheet of OSG and its Recourse Subsidiaries required to be provided pursuant to Section 8.1(A)(iv)) of the Operating Assets of OSG and its Recourse Subsidiaries are (on a consolidated basis) in Shipping and Related Businesses; provided, however, that the foregoing shall not limit or restrict the acquisition of assets to be used in the Shipping and Related Businesses of OSG and its Recourse Subsidiaries or of any equity interest in any Person engaged primarily in Shipping and Related Businesses.

                         (iv) Limitation on Sale and Leasebacks.
               And will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless either:

                         (a)  after giving effect to such Sale
               and Leaseback Transaction, the ratio of
               Unencumbered Assets to Unsecured Debt shall be not less than 1.50 to 1; or

                         (b)  the proceeds of the sale of the
               assets to be leased are at least equal to their fair market value and such proceeds are applied (or committed to be applied within 24 months of receipt thereof pursuant to a binding written contract) to (i) the purchase, acquisition or construction of assets to be used in the business of OSG and its Subsidiaries or (ii) retire Funded Debt, provided that the percentage of proceeds, if any, applied to pay Subordinated Funded Debt shall not exceed the percentage which Subordinated Funded Debt represents of Consolidated Funded Debt. Pending the actual application of such proceeds for the purposes described in clauses (i) or (ii) above, such proceeds shall be held by OSG or the relevant Subsidiary in Permitted Investments.

                         (v)  Mergers, Consolidations and Sales
                    of Assets.

                         (a)  (i) Consolidate with or be a party
               to a merger with any other corporation or
               (ii) sell, lease (other than chartering in the ordinary course of business - which shall not include bareboat chartering for periods in excess of ten (10) years) or otherwise dispose of all or substantially all of the assets of OSG and its Subsidiaries, taken as a whole; provided, however, that OSG or any Subsidiary may consolidate or merge with any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (B) the surviving entity in such consolidation or merger shall have assumed all liabilities and obligations of the parties thereto.

                         (b)  In addition to the restrictions
               contained in Section 8.1(B)(v)(a), OSG will not, and will not permit any Recourse Subsidiary to, sell, lease or otherwise dispose of (other than in the ordinary course of business) any substantial part (as defined in Section 8.1(B)(v)(c) below) of the assets of OSG and its Subsidiaries, taken as a whole (including the creation of Minority Interests), provided that any Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets to OSG or a wholly-owned Subsidiary. For the purposes of any determination under this Section 8.1(B)(v)(b), a sale or other disposition of assets of OSG and its Recourse Subsidiaries shall include, but not be limited to, the creation of any Minority Interests and any other sale, transfer or other disposition of the capital stock or assets of any Subsidiary (other than to OSG or a wholly-owned Subsidiary) including any merger, consolidation or sale of all or substantially all of the assets of any Subsidiary if the surviving or continuing or acquiring corporation is not a Subsidiary.

                         (c)  As used in this Section 8.1(B)(v),
               a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of OSG and its Recourse Subsidiaries, taken as a whole, if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by OSG and its Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 15% of Consolidated Net Tangible Assets, determined as of the end of the immediately preceding fiscal quarter. For the purposes of any determination of "substantial part" under this
               Section 8.1(B)(v), a Qualified Joint Venture
               Transaction shall not be deemed a sale, lease or other disposition of assets by OSG and its Subsidiaries. A "Qualified Joint Venture Transaction" shall mean a contribution of property by OSG or a Subsidiary to a joint venture which, in the good faith judgment of the Board of Directors of OSG, is substantially equivalent in value to the property contributed by the other co-venturers in a joint venture whereunder (i) there are one or more co-venturers other than OSG or a Subsidiary and (ii) OSG or a Subsidiary maintains at least a 50% equity interest and exercises (and is entitled to exercise) at least equivalent control of the management and administration of such joint venture as the co-venturers exercise (and are entitled to exercise). Notwithstanding anything herein to the contrary, the parties agree that the sale of shares of Celebrity Cruise Lines Inc. to Royal Caribbean International shall not constitute a sale, lease or other disposition of assets to be used in determining if OSG and its Recourse Subsidiaries have sold or disposed of a substantial part of the assets of OSG and its Recourse Subsidiaries.

                              For the purpose of making any
               determination of "substantial part," sales, leases and other dispositions of assets of OSG and its Subsidiaries shall not be included if the net proceeds are within 24 months after such sale either (1) to be used to purchase or construct other assets that are used in the business of OSG and its Subsidiaries, (2) committed to be used pursuant to a binding written contract to purchase or construct other assets that are used in the business of OSG and its Subsidiaries or (3) used to pay or prepay Funded Debt, provided that the percentage of proceeds, if any, applied to pay Subordinated Funded Debt shall not exceed the percentage which Subordinated Funded Debt represents of Consolidated Funded Debt; provided further that pending the actual application of such proceeds for the purposes described in clause(1) or (3) above, such net proceeds shall be invested only in Permitted Investments.

                         (vi) Transactions with Affiliates.  And
               will not permit any Recourse Subsidiary to, enter into or become a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to, or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of OSG's or such Subsidiary's business and upon terms which are fair and reasonable and in the best interests of OSG or such Subsidiary.

                         (vii)     Use of Proceeds.  Use the
               proceeds of the Advances in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                         (viii)    Maximum Investments in Joint
               Ventures. And will not permit any of its Recourse Subsidiaries to, make any Investment in any Joint Venture on any date if, immediately after giving effect to such Investment, the aggregate amount of all such Investments made by OSG and its Recourse Subsidiaries after June 30, 1994 would exceed 22.5% of Consolidated Net Tangible Assets as of the date of determination. Notwithstanding anything herein to the contrary, the parties agree that the July 30, 1997 acquisition of stock in Royal Caribbean International shall not constitute an Investment by OSG and its Recourse Subsidiaries in any Joint Venture.

9         EVENTS OF DEFAULT
          -----------------

9.1 In the event that any of the following events shall occur and be continuing:

          (a) Principal Payments. Any principal of the Advances is not paid on the due date therefor; or

          (b) Interest and other Payments. Any interest on the Advances or any other amount becoming payable under this Agreement and under the Notes or under any of them, is not paid within three (3) Banking Days from the date when due; or

          (c) Representations, etc. Any representation, warranty or other statement made by the Borrowers in this Agreement or in any other instrument, document or other agreement delivered in connection herewith proves to have been untrue or misleading in any material respect as at the date as of which it was made; or

          (d) Impossibility, Illegality. It becomes impossible or unlawful for the Borrowers to fulfill any of the covenants and obligations contained herein or in the Notes, or (in the event of any illegality which arises solely as a result of the domicile of any Bank and the Borrower fails to obtain a Replacement Bank in accordance with Section 11.8 within thirty (30) days thereof) for any of the Banks to exercise any of the rights vested in any of them hereunder or under the Notes and such impossibility or illegality, in the reasonable opinion of such Bank, will have a material adverse effect on any of its rights hereunder or under the Notes or on any of its rights to enforce any thereof; or

          (e) Certain Covenants. One or more of the Borrowers default in the performance or observance of any covenant contained in Section 8.1(A)(ii), 8.1(A)(iv)(e), 8.1(A)(xi),
8.1(A)(xii), 8.1(A)(xv), 8.1(A)(xvi), 8.1(A)(xvii),
8.1(A)(xviii), 8.1(A)(xix), 8.1(B)(i), 8.1(B)(ii), 8.1(B)(iii),
8.1(B)(iv), 8.1(B)(v) or 8.1(B)(viii); or

          (f) Covenants. One or more of the Borrowers default in the performance of any term, covenant or agreement contained in this Agreement or in the Notes, or in any other instrument, document or other agreement delivered in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 9.1, and such default continues unremedied for a period of fifteen (15) days after written notice thereof has been given to the Borrowers by the Administrative Agent at the request of any Bank; or

          (g) Indebtedness and other Obligations. OSG or any of the Subsidiaries shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Financial Obligation or any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or, with the giving of notice or lapse of time or both, would enable the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

          (h)  Note Agreements.  There occurs any Event of
Default (as such term is defined in the Note Agreements) under either of the Note Agreements which is continuing; or

          (i) Bankruptcy. The Borrowers or any of the Material Subsidiaries commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

          (j) Judgments. Any judgment or order is made the effect whereof would be to render invalid this Agreement or the Notes; or judgments or orders for the payment of money in excess of $10,000,000 (or its equivalent in any other currency) shall be rendered against OSG or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) Inability to Pay Debts. Any of the Borrowers or any of the Material Subsidiaries is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Indebtedness of any thereof; or

          (l) ERISA Debt. (i) any member of the ERISA Group or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it or they shall have become liable to pay under Title IV of ERISA or
(ii) any member of the ERISA Group or any ERISA Affiliate, individually or collectively, shall incur, or shall reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event and the aggregate of all such Withdrawal Liabilities and such other liabilities shall be in excess of $30,000,000; or

          (m) Invalidity or Revocation of Guarantee. The obligation of OSG under Section 16 shall at any time and for any reason cease to be valid and binding or OSG shall purport to renounce its guarantee of the obligations of OSG Bulk or OSG International hereunder;

then, the Banks' obligation to make the Facility available shall cease and the Administrative Agent on behalf of the Banks may, with the Majority Banks' consent and shall, upon the Majority Banks' instruction, by notice to the Borrowers, declare the entire Facility Balance, accrued interest and any other sums payable by the Borrowers hereunder and under the Notes due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclauses (i) or (k) of this
Section 9.1, the Facility Balance, accrued interest and any other sums payable by the Borrowers hereunder and under the Notes shall be immediately due and payable without declaration or other notice to the Borrowers. In such event, the Creditors may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Notes or in aid of the exercise of any power granted herein or therein, or the Banks or the Administrative Agent may proceed to enforce the payment of the Notes when due or to enforce any other legal or equitable right of the Banks, or proceed to take any action authorized or permitted by applicable laws for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrowers to any of the Creditors hereunder and/or under the Notes (whether or not then due) all moneys and other amounts of the Borrowers then or thereafter in possession of the Banks, the balance of any deposit account (demand or time, matured or unmatured) of the Borrowers then or thereafter with the Banks and every other claim of the Borrowers then or thereafter against the Banks.

9.2 Indemnification. The Borrowers severally, and not jointly, agree to, and shall, indemnify and hold each of the Creditors harmless against any loss or reasonable costs or expenses (including legal fees and expenses) which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Advances or interest accrued thereon or any other amount payable hereunder or under the Note to which it is a party, including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Advances or any part thereof. A Creditor's certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrowers.

9.3 Application of Moneys. All moneys received by any of the Creditors under or pursuant to this Agreement or the Notes after the happening of any Event of Default shall be applied by the Administrative Agent in the following manner:

                         (i)  first, in or towards the payment or
               reimbursement of any expenses or liabilities incurred by any of the Agents in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder and under the Notes,

                         (ii) secondly, in or towards payment of
               any interest owing in respect of the Advances,

                         (iii)     thirdly, in or towards
               repayment of the Advances,

                         (iv) fourthly, in or towards payment of
               all other sums which may be owing to any of the Creditors under this Agreement or under the Notes, and

                         (v)  fifthly, the surplus (if any) shall
               be paid to the Borrowers or to whomsoever else may be entitled thereto.

10        ASSIGNMENTS; PARTICIPATIONS
          ---------------------------

10.1 Assignments. (a) This Agreement shall be binding upon, and inure to the benefit of, the Borrowers and each of the Creditors and their respective successors and assigns, except that the Borrowers may not assign any of their rights or obligations hereunder. Any Bank may assign all, or a proportionate part in an amount equal to $10,000,000 or any multiple thereof of its rights and obligations under this Agreement to any one or more financial institutions approved by the Administrative Agent and the Borrowers, which approval shall not be unreasonably withheld; provided, however, that no such consent shall be required if the assignee is immediately prior to such assignment another Bank or an affiliate of the assigning Bank and (the expenses of any Bank in connection with any such assignment shall be for its own account), provided, further, in the event of any assignment, such assignment is to be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit 2 hereto, and provided, further, that, in the case of a partial assignment by any Bank of its rights and obligations hereunder, each such assigning Bank's pro rata portion of the Commitments and Advances shall aggregate not less than $10,000,000. The Borrowers will take all reasonable actions requested by the Banks to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement.

          (b) Notwithstanding the foregoing, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrowers shall, at the request of the assigning Bank, duly execute and deliver to the assigning Bank a promissory note or notes evidencing the portion of the Facility Balance owing by the Borrowers to the assigning Bank hereunder.

10.2 Participations. Any Bank may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests in any of the Advances, its Commitment or other interests of such Bank hereunder; provided, however, that

          (a) no participation contemplated in this Section 10.2 shall relieve such Bank from its Commitment or its other obligations hereunder,

          (b) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations,

          (c) no Participant, unless such Participant is an Affiliate of such Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, take any of the following actions: (i) increase the Commitment of such Bank, reduce any fees described in Section 12, or extend the Final Payment Date, (ii) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of fees, principal of or interest on any Advance (or reduce the principal amount of or rate of interest on any Advance), or (iii) release any guarantor from its obligations under any guarantee, and

          (d) the Borrowers shall not be required to pay any amount under Sections 6.1 or 11 that is greater than the amount which it would have been required to pay had no participating interest been sold.


11        ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.
          --------------------------------------------------

11.1. Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof a Bank has a reasonable basis to conclude that it has become unlawful for such Bank to maintain or give effect to its obligations as contemplated by this Agreement, such Bank shall inform the Borrowers and the Administrative Agent to that effect, whereafter the liability of such Bank to make its Commitment available shall forthwith cease and the Borrowers shall be required to repay to such Bank that portion of the Facility Balance advanced by such Bank immediately. In any such event, but without prejudice to the aforesaid obligations of the Borrowers to prepay the relevant portion of the Facility Balance, the Borrowers and such Bank shall negotiate in good faith with a view to agreeing on terms for making the Commitment available from another jurisdiction or otherwise restructuring the Commitment on a basis which is not unlawful.

11.2 Increased Cost. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority shall:

                         (i)  subject any Bank to any Taxes, or

                         (ii) change the basis of taxation to any
               Bank of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the United States of America, the State or The City of New York or any governmental subdivision or other taxing authority having jurisdiction over the Bank (unless such jurisdiction is asserted solely by reason of the activities of any of the Borrowers and the Subsidiaries) or such other jurisdiction where the Advances may be payable), or

                         (iii)     impose, modify or deem
               applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Bank, or

                         (iv) impose on any Bank any other
               condition affecting the Facility or any part thereof,

and the result of the foregoing is either to increase the cost to such Bank of making available or maintaining the Facility or any part thereof or to reduce the amount of any payment received by such Bank, then and in any such case if such increase or reduction in the opinion of such Bank materially affects the interests of such Bank under or in connection with this
Agreement:

                              (a)  such Bank shall notify the
               Borrowers and the Administrative Agent in writing of the happening of such event (which notice shall include an explanation for and calculations of such increased cost in reasonable detail),

                              (b)  the Borrowers agree forthwith
               upon receipt of notice from such Bank as aforesaid to pay to such Bank such amount as such Bank certifies to be necessary to compensate such Bank for such additional cost or such reduction, and

                              (c)  any such notice as is referred
               to in sub-section (b) of this Section 11.2 may be made by a Bank at any time before or within one
               (1) year after any repayment of the Facility
               Balance;

provided, however, that before making any such demand, such Bank agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such designation would avoid the need for, or reduce the amount of, such increased cost or such reduction and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

11.3 Nonavailability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the LIBOR Rate for any LIBOR Rate Advance, the Administrative Agent shall give notice of such determination to the Borrowers. The Borrowers and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or interest period to be substituted for those which would otherwise have applied under this Agreement. If the Borrowers and the Administrative Agent are unable to agree upon such a substituted interest rate and/or interest period within thirty (30) days of the giving of such determination notice, the Administrative Agent shall set an interest rate and interest period to take effect from the expiration of the interest period in effect at the date of determination, which rate shall be equal to the Applicable Margin plus the cost to each Bank of funding such Advance. In the event the state of affairs referred to in this Section 11.3 shall extend beyond the end of any interest period, the foregoing procedure shall continue to apply until circumstances are such that the LIBOR Rate may be determined pursuant to Section 5.

11.4 Determination of Losses. A certificate or determination notice of such affected Bank(s) or the Administrative Agent, as the case may be, as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrowers.

11.5 Compensation for Losses. Where any portion of the Facility Balance is to be prepaid by the Borrowers pursuant to
Section 11.1 the Borrowers agree simultaneously with such prepayment to pay to the affected Bank all accrued interest to the date of actual payment and all other sums payable by the Borrowers to such Bank pursuant to this Agreement together with such amounts as may be certified by such Bank to be necessary to compensate such Bank for any actual loss, premium or penalties incurred or to be incurred by it on account of funds borrowed to make, fund or maintain its portion of the Facility Balance for the remainder (if any) of the then current interest periods, but otherwise without penalty or premium.

11.6 Compensation for Breakage Costs. The Borrowers shall pay to the Banks, upon the request of the Banks such amount or amounts as shall be sufficient (in the reasonable opinion of the Banks) to compensate them for any loss, cost or expense incurred by it as a result of:

               (a)  any payment, prepayment or conversion
          (including any such prepayment or conversion made pursuant to Sections 4.2 and 9.1) of a LIBOR Rate
          Advance on a date other than the last day of an Interest Period for such LIBOR Rate Advance; or

               (b)  any failure by the Borrowers to borrow
          (including without limitation any such failure resulting from a condition precedent set forth in
          Section 3), convert or prepay a LIBOR Rate Advance held by the Banks on the date for such borrowing, conversion or prepayment specified in the relevant request for such LIBOR Rate Advance, notice of prepayment or Notice of Conversion or Continuation delivered under Sections 2.2, 4.2 or 4.3 hereof, respectively;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the then current Interest Period for such LIBOR Rate Advance or, in the case of a failure to borrow, the Interest Period for such LIBOR Rate Advance which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such LIBOR Rate Advance provided for herein over
(ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component (as reasonably determined by the Banks) of the amount (as reasonably determined by the Banks) the Banks would have bid in the Eurocurrency market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such Interest Period.

11.7 Currency Indemnity. (a) If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement or the Notes, then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Administrative Agent shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement and/or the Notes.

            (b) If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrowers shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement and/or the Notes, in Dollars; any excess over the amount due received or collected by the Banks shall be remitted to the Borrowers.

            (c)  Any amount due from the Borrowers under
Section 11.7(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and/or the Notes.

            (d) The term "rate of exchange" in this Section 11.7 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

11.8 Replacement of Bank. If the obligation of any Bank to make its pro rata share of any Advance has been suspended or terminated pursuant to Section 11.1, the Borrowers shall have the right, upon twenty (20) Banking Days' prior notice to such Bank, to cause one or more banks (a "Replacement Bank(s)") (which may be one or more of the Banks), each such Replacement Bank to be reasonably satisfactory to the Majority Banks (determined for this purpose as if such transferor Bank had no Commitment and held no interest in the Notes issued hereunder) and, in each case, with the written acknowledgment of the Administrative Agent, to purchase such Bank's pro rata share of the Advances and assume the Commitment of such Bank pursuant to an Assignment and Assumption Agreement. If one or more such banks are identified by the Borrowers and, if required pursuant to this Section, approved as being reasonably satisfactory to the Majority Banks (determined as provided above), the transferor Bank shall consent to such sale and assumption by executing and delivering an Assignment and Assumption Agreement. Upon execution and delivery of an Assignment and Assumption Agreement by the Borrowers, the transferor Bank, the Replacement Bank and the Administrative Agent, and payment by the Replacement Bank to the transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Replacement Bank, such Replacement Bank shall become a Bank party to this Agreement (if it is not already a party hereto) and shall have all the rights and obligations of a Bank with a Commitment (which, if such Replacement Bank is already a party hereto, shall take into account such Replacement Bank's then existing Commitment hereunder) as set forth in such Assignment and Assumption Agreement and the transferor Bank shall be released from its obligations hereunder and no further consent or action by any other Person shall be required. In the event that the Administrative Agent, in its capacity as a Bank, is required to sell its pro rata share of the Advances and its Commitment hereunder pursuant to this Section 11.8, the Administrative Agent shall, promptly upon the consummation of any assignment pursuant to this Section 11.8, resign as Administrative Agent hereunder and the Borrowers shall (subject to the consent of the Majority Banks) have the right to appoint another Agent as successor Administrative Agent, all in accordance with Section 14.8.

12        FEES, EXPENSES AND INDEMNIFICATION
          ----------------------------------

12.1 Commitment Fee. OSG shall pay the Administrative Agent (for the account of the Banks) a commitment fee, which fee shall be a per annum percentage which will vary based on the rating level assigned to OSG's senior unsecured debt without third-party credit enhancement by S&P and Moody's, as per the grid set forth in Schedule 2, on the undrawn portion of the Facility, accruing from the date of execution of this Agreement, which shall be payable during the Facility Period quarterly in arrears beginning September 30, 1997 and on the day on which the Commitments terminate. Such commitment fee shall accrue from day to day and be calculated on the basis of actual days elapsed over a 365/366 day year.

12.2 Utilization Fee. OSG shall pay the Administrative Agent (for the account of the Banks) a utilization fee, which fee shall be equal to 0.05% of the aggregate amount of the Advances under the Facility which is in excess of the Excess Utilization Amount, which shall be payable during the period in which the aggregate amount of the Advances under the Facility exceed the Excess Utilization Amount quarterly in arrears beginning September 30, 1997 and on the day on which the Commitments terminate. Such utilization fee shall accrue from day to day and be calculated on the basis of actual days elapsed over a 360 day year for such portion of the Excess Utilization Amount comprised of LIBOR Rate Advances and a 365/366 day year for such portion of the Excess Utilization Amount comprised of Base Rate Advances.

12.3 Costs, Charges and Expenses. OSG agrees to pay (i) the Administrative Agent upon demand (whether or not the Facility or any part thereof is made available hereunder) all reasonable costs, charges and expenses (including legal fees and expenses) incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Agreement and the Notes or otherwise in connection with the Facility, as well as in connection with any supplements, amendments, waivers or consents relating thereto, (ii) if an Event of Default occurs, the Administrative Agent and any Bank, all out-of-pocket expenses of each such party, including reasonable fees and disbursements of its counsel, in connection with such Event of Default and collection or other proceedings resulting therefrom, and (iii) the Syndication Agent upon demand (whether or not the Facility or any part thereof is made available hereunder) all reasonable costs, charges and out-of-pocket expenses incurred by the Syndication Agent in connection with the syndication of the Facility.

12.4 Indemnification. Neither any Creditor nor any of its directors, officers, agents or employees shall be liable to the Borrowers for any action taken or not taken by it in connection herewith in the absence of its own gross negligence or willful misconduct. The Borrowers hereby severally, and not jointly, agree to indemnify the Creditors, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, any actual or proposed use of proceeds of Advances hereunder, or any related transaction or claim; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and (ii) to the extent permitted by law, the Indemnitee shall provide the Borrowers with prompt notice of any such investigative, administrative or judicial proceeding after Indemnitee becomes aware of such proceeding (provided, however, that the Indemnitee's failure to provide such notice in a timely manner shall not relieve the Borrowers of their obligations hereunder).

13        APPLICABLE LAW, JURISDICTION AND WAIVER
          ---------------------------------------

13.1      Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

13.2 Jurisdiction. The Borrowers hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any Creditor under this Agreement or any instrument delivered hereunder and hereby agrees that service of summons or other legal process thereon may be made by serving a copy of the summons or other legal process in any such action on the Borrowers by mailing or delivering the same by hand to the Borrowers at the address indicated for notices in Section 15.
The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrowers as such, and shall be legal and binding upon the Borrowers for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrowers to any of the Creditors) against the Borrowers in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. In the event that any of the Borrowers shall not be conveniently available for such service, each Borrower hereby irrevocably appoints the Person who then is the Secretary of State of the State of New York as its attorney-in-fact and agent. Notwithstanding anything herein to the contrary, a Creditor may bring any legal action or proceeding in any other appropriate jurisdiction.

13.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND BETWEEN THE BORROWERS AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE NOTE.

14        THE AGENTS
          ----------

14.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

14.2 Agents and Affiliates. The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent and each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, OSG or any Subsidiary of OSG or any Affiliate thereof as if it were not an Agent hereunder.

14.3 Action by Agents. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Event of Default, except, in the case of the Administrative Agent, as expressly provided in Section 9.

14.4 Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for one or more of the Borrowers), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

14.5 Liability of the Agents. No Agent nor any of their respective directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Majority Banks or (ii) in the absence of its own gross negligence or willful misconduct. No Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower;
(iii) the satisfaction of any condition specified in Section 3, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

14.6 Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or that such indemnitees may suffer or incur in connection with any action taken or omitted by such indemnitees hereunder. Without limiting the generality of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrowers. Under no circumstances shall any Agent be obligated to expend its own funds for the protection of the interests of the Banks, but each Agent shall be entitled to be indemnified to its satisfaction hereunder by the Banks prior to taking any action or expending any funds hereunder.

14.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

14.8 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and OSG. Upon any such resignation, OSG shall appoint a successor Administrative Agent, subject to the consent of the Majority Banks (determined for this purpose as if the Bank resigning as Administrative Agent had no Commitment and held no interest in the Notes hereunder). If no successor Administrative Agent shall have been so appointed by OSG, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

14.9 Agents' Fees. OSG shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between OSG and such Agent. In connection with any assignment pursuant to Section 10.1, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000.

14.10 Distribution of Payments. Whenever any payment is received by the Administrative Agent from the Borrowers for the account of the Banks, or any of them, whether of principal or interest on the Notes, commitment fees under Section 12.1, or otherwise, it will thereafter cause like funds relating to such payment to be promptly distributed ratably to the Banks according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

14.11 Holder of Interest in Notes. The Administrative Agent may treat each Bank as the holder of all of the interest of such Bank in the Notes unless and until the Administrative Agent has received a copy of an Assignment and Assumption Agreement evidencing the transfer of all or any part of such Bank's interest in the Facility.

14.12 Assumption re Event of Default. Except as otherwise provided in Section 14.13, the Administrative Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Administrative Agent has been notified by the Borrowers of such fact or has been notified by a Bank that such Bank considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Administrative Agent shall have been notified by any party in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Administrative Agent shall notify the Banks and shall take action and assert such rights under this Agreement and under the Notes as the Majority Banks shall request in writing.

14.13 Notification of Event of Default. The Administrative Agent hereby undertakes promptly to notify the Banks, and each of the Banks hereby undertakes promptly to notify the Administrative Agent and the other Banks, of the existence of any Event of Default which shall have occurred and be continuing of which the Administrative Agent or such Bank has actual knowledge.

15        NOTICES AND DEMANDS
          -------------------

          All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrowers and the Administrative Agent at their respective addresses or telecopy numbers set forth below and to any Bank at the address or telecopy number set forth in its Administrative Questionnaire or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

          If to the Borrowers:

          1114 Avenue of the Americas
          New York, New York 10036
          Attention:  Robert N. Cowen
                      Senior Vice President and Secretary

          Fax:  (212) 578-1794

          with a copy to:

          Myles R. Itkin
          Senior Vice President and Treasurer
          Overseas Shipholding Group, Inc.
          1114 Avenue of the Americas
          New York, New York  10036

          Fax:  (212) 578-1670

          If to the Administrative Agent:

          Citibank, N.A.
          399 Park Avenue
          New York, New York  10043

          Attention:  Mr. Paul Griffith

          Fax:  (212) 793-3588

16        GUARANTY
          --------

16.1 Guaranty. OSG hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Notes issued by OSG Bulk and OSG International pursuant to this Agreement and the full and punctual payment of all other amounts payable by OSG Bulk and OSG International under this Agreement. Upon failure by OSG Bulk or OSG International to pay punctually any such amount, OSG shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the manner specified in this Agreement.

16.2      Guaranty Unconditional.  The obligations of OSG
hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of OSG Bulk or OSG International under this Agreement or any Note, by operation of law or otherwise;

        (ii) any modification or amendment of or supplement to this Agreement or any Note;

       (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of OSG Bulk or OSG International under this Agreement or any Note;

        (iv) any change in the corporate existence, structure or ownership of OSG Bulk or OSG International, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting OSG Bulk or OSG International or their respective assets or any resulting release or discharge of any obligation of OSG Bulk or OSG International contained in this Agreement or any Note;

         (v) the existence of any claim, set-off or other rights which OSG may have at any time against OSG Bulk, OSG International, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

        (vi) any invalidity or unenforceability relating to or against OSG Bulk or OSG International for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by OSG Bulk or OSG International of the principal of or interest on any Note or any other amount payable by OSG Bulk or OSG International under this Agreement; or

       (vii) any other act or omission to act or delay of any kind by OSG Bulk or OSG International, any Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of OSG's obligations hereunder.

16.3 Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. OSG's obligations hereunder shall remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by OSG Bulk and OSG International under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by OSG Bulk or OSG International under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of OSG Bulk or OSG International or otherwise, OSG's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

16.4 Waiver by OSG. OSG irrevocably waives acceptance hereof and presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against OSG Bulk or OSG
International or any other Person.

16.5 Waiver of Subrogation. OSG irrevocably waives, but only until the Commitments hereunder shall terminate and all amounts payable hereunder by OSG to the Creditors (or any of them) have been paid in full, any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against OSG Bulk or OSG International with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by OSG Bulk or OSG International in respect thereof.

16.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by OSG Bulk or OSG International under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of OSG Bulk or OSG International, as the case may be, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by OSG hereunder forthwith on demand by the Administrative Agent made at the request of the Majority Banks.

17        MISCELLANEOUS
          -------------

17.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the Notes would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrowers, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 References. References herein to Sections, Schedules and Exhibits are to be construed as references to sections of, and schedules and exhibits to, this Agreement.

17.4 Further Assurances. The Borrowers agree that if this Agreement or the Notes shall at any time be deemed by the Banks for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Banks may be required in order more effectively to accomplish the purposes of this Agreement and/or the Notes.

17.5 Entire Agreement, Amendments. This Agreement and the Notes constitute the entire agreement of the parties hereto, including all parties added hereto pursuant to an Assignment and Assumption Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Majority Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Advance or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Advance or any fees hereunder or for any termination of any Commitment, (iv) amend
Section 10, (v) waive any condition precedent to the making of an Advance (other than the condition precedent set forth in Section 3.2(a), (vi) release any guarantor from any of its obligations under any guaranty or amend or modify any such obligations under any guaranty, (vii) if any Collateral shall have been granted pursuant to Section 8.1(A)(xix), release any such Collateral or
(viii) amend or modify the definition of "Majority Banks" or this
Section 17.5 or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Facility Balance, or the number or category of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

17.6 Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

17.7      Survival.  The obligations of the Borrowers under
Section 6, 9.2 and 11 shall survive the termination of this Agreement and the payment in full of all obligations hereunder.

17.8      Consequences of Effectiveness.  (a)  On the Amendment
Effective Date, the Existing Agreement will be automatically amended to read as this Agreement reads.

          (b) On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions of this Agreement, and the rights and obligations of the parties under the Existing Agreement and the COFR Facility with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Amendment Effective Date except that (i) all Advances outstanding under the Existing Agreement and the COFR Facility shall be due and payable on the Amendment Effective Date, (ii) all interest and commitment fees accrued to but not including the Amendment Effective Date and all other amount's owing by the Borrowers or any of them under the Existing Agreement and the COFR Facility shall be due and payable on the Amendment Effective Date and (iii) the commitment of each non-continuing bank under the Existing Agreement and the COFR Facility shall terminate on the Amendment Effective Date.

17.9 Confidentiality. The Agents and each Bank shall hold all non-public information (either in the form of non-public documentation relating to the Facility or which otherwise has been identified as non-public information by the Borrowers) obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event shall have the right to make disclosure to any of their respective examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee or Participant, potential bona fide transferee or Participant or as required or requested by any governmental agency or representative thereof or pursuant to legal process or as required by applicable law; provided, however, that

          (a) unless specifically prohibited by applicable law or court order, such Agent or Bank shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent or Bank by such governmental agency) for disclosure of any such non-public information as soon as possible after any such request;

          (b) any such bona fide transferee or Participant by their acceptance of such assignment or participation shall be deemed to have agreed (i) to be bound by this Section
     17.9 and (ii) to require any other Person to whom such transferee or Participant discloses such non-public information to be similarly bound by this Section 17.9;

          (c) the Agents and each Bank shall require any potential bona fide transferee or Participant to whom the Agents or any Bank may disclose such non-public information to be bound by a confidentiality agreement containing provisions substantially identical to this Section 17.9 (except that subparagraph (d) shall not apply unless such Person becomes a transferee or Participant) or incorporating the same by reference; and

          (d) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein (but in such case, the Agents and the Banks may retain any materials furnished by the Borrowers in accordance with their customary credit or document retention policies), the Agents and the Banks shall not be obligated or required to return any materials furnished by the Borrowers.


          IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representative as of the day and year first above written.

                    OVERSEAS SHIPHOLDING GROUP, INC.


                    By         S/ALAN CARUS
                      -------------------------------------
                      Name:  ALAN CARUS
                      Title: CONTROLLER

                    OSG BULK SHIPS, INC.


                    By         S/ROBERT E. JOHNSTON
                      --------------------------------------
                      Name:  ROBERT E. JOHNSTON
                      Title: VICE PRESIDENT

                    OSG INTERNATIONAL, INC.


                    By         S/MARK A. LOWE
                      --------------------------------------
                      Name:  MARK A. LOWE
                      Title: VICE PRESIDENT

                    THE CHASE MANHATTAN BANK, as
                      Syndication Agent and Bank


                    By         S/JAMES B. TREGER
                      --------------------------------------
                      Name:  JAMES B. TREGER
                      Title: VICE PRESIDENT

                    CITIBANK, N.A., as Administrative Agent
                      and Bank


                    By         S/ROBERT D. WETRUS
                      --------------------------------------
                      Name:   ROBERT D. WETRUS
                      Title:  ATTORNEY-IN-FACT

                    MORGAN GUARANTY TRUST COMPANY OF
                      NEW YORK, as Documentation Agent
                      and Bank


                    By         S/JAMES E. CONDON
                      --------------------------------------
                      Name:   JAMES E. CONDON
                      Title:  VICE PRESIDENT

                    LANDESBANK SCHLESWIG-
                      HOLSTEIN GIROZENTRALE, Bank


                    By         S/HARALD KUEUIK
                      --------------------------------------
                      Name:   HARALD KUEUIK
                      Title:  VICE PRESIDENT


                    By         S/CHRISTIAN BOCK
                      --------------------------------------
                      Name:   CHRISTIAN BOCK
                      Title:  ASSISTANT VICE PRESIDENT

                    SKANDINAVISKA ENSKILDA BANKEN AB
                      (PUBL), Bank


                    By      S/MICHAEL QUICK     S/MARCUS SCARLETT
                      --------------------------------------
                      Name: MICHALE QUICK         MARCUS SCARLETT
                      Title:HEAD OF CREDIT,LONDON


                    By
                      --------------------------------------
                      Name:
                      Title:

                    CREDIT LYONNAIS NEW YORK BRANCH, Bank


                    By         S/PASCAL POUPELLE
                      --------------------------------------
                      Name:   PASCAL POUPELLE
                      Title:  EXECUTIVE VICE PRESIDENT

                    THE BANK OF NOVA SCOTIA, Bank


                    By        S/J.R. TRIMBLE
                      --------------------------------------
                      Name:   J.R. TRIMBLE
                      Title:  SENIOR RELATIONSHIP MANAGER

                      ROYAL BANK OF CANADA, Bank


                    By        S/CHRISTINA P. PAPPAS
                      --------------------------------------
                      Name:   CHRISTINA P. PAPPAS
                      Title:  ASSOCIATE

                    CHRISTIANIA BANK OG KREDITKASSE ASA,
                      NEW YORK BRANCH, Bank


                    By         S/HANS CHR. KJELSRUD
                      --------------------------------------
                      Name:   HANS CHR. KJELSRUD
                      Title:  FIRST VICE PRESIDENT


                    By         S/CARL-PETTER SVENDSEN
                      --------------------------------------
                      Name:   CARL-PETTER SVENDSEN
                      Title:  FIRST VICE PRESIDENT

                    CIBC, INC., Bank


                    By         S/WILLIAM J. KOSLO, JR.
                      --------------------------------------
                      Name:   WILLIAM J. KOSLO, JR
                      Title:  DIRECTOR

                    THE LONG-TERM CREDIT BANK OF JAPAN,
                      LIMITED, NEW YORK BRANCH, Bank


                    By         S/MR. NOBORU KUBOTA
                      --------------------------------------
                      Name:   MR. NOBORU KUBOTA
                      Title:  DEPUTY GENERAL MANAGER

                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                              Bank


                    By         S/PAULA MUELLER
                      --------------------------------------
                      Name:   P. MUELLER
                      Title:  VICE PRESIDENT

                    THE FUJI BANK, LIMITED,
                      NEW YORK BRANCH, Bank


                    By         S/RAYMOND VENTURA
                      --------------------------------------
                      Name:   RAYMOND VENTURA
                      Title:  VICE PRESIDENT & MANAGER



                    NOMURA BANK INTERNATIONAL PLC, Bank


                    By       S/P.G. ELLIOTT     S/D.L.Stewart
                      --------------------------------------
                      Name:  P.G. ELLIOTT       D.L. Stewart
                      Title: SENIOR MANAGER     DEPUTY GENERAL MANAGER



                    THE SANWA BANK LIMITED,
                      NEW YORK BRANCH, Bank


                    By         S/PAUL JUDICKE
                      --------------------------------------
                      Name:   PAUL JUDICKE
                      Title:  VICE PRESIDENT



                    ING LEASE (IRELAND) B.V., Bank


                    By         S/DOMINIC MCPARLAND
                      --------------------------------------
                      Name:   DOMINIC MCPARLAND
                      Title:  ATTORNEY-IN-FACT


                    THE BANK OF NEW YORK, Bank


                    By         S/JUDITH TSE
                      --------------------------------------
                      Name:   JUDITH TSE
                      Title:  VICE PRESIDENT


                    THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                      NEW YORK BRANCH, Bank


                    By         S/JOHN V. VELTIN
                      --------------------------------------
                      Name:   JOHN V. VELTIN
                      Title:  DEPUTY GENERAL MANAGER

                                                        EXHIBIT 1
















=================================================================

                             FORM OF
                  ADMINISTRATIVE QUESTIONNAIRE


=================================================================

=================================================================
                                 OVERSEAS SHIPHOLDING GROUP, INC.
                                ADMINISTRATIVE DETAILS REPLY FORM
=================================================================

                               OSG
             $600,000,000 Revolving Credit Facility
             --------------------------------------

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:

-----------------------------------------------------------------

                             GENERAL
                           INFORMATION
                           -----------
DOMESTIC LENDING OFFICE:

     Institution Name: ------------------------------------------
     Street Address:  ------------------------------------------
     City/State/Zip:  ------------------------------------------
     Attention:       ------------------------------------------
     Telephone #:     ------------------------------------------
     Fax #:           ------------------------------------------

EURODOLLAR LENDING OFFICE:

     Institution Name: ------------------------------------------
     Street Address:  ------------------------------------------
     City/State/Zip:  ------------------------------------------
     Attention:       ------------------------------------------
     Telephone #:     ------------------------------------------
     Fax #:           ------------------------------------------

CD LENDING OFFICE:

     Institution Name: ------------------------------------------
     Street Address:  ------------------------------------------
     City/State/Zip:  ------------------------------------------
     Attention:       ------------------------------------------
     Telephone #:     ------------------------------------------
     Fax #:           ------------------------------------------

TAX WITHHOLDING:

     Non-Resident Alien: --- yes*    --- no   (*Form 4224 Enclosed)
     Tax ID Number: ----------------

Attn.:  Loan Investor Services

=================================================================
                                 OVERSEAS SHIPHOLDING GROUP, INC.
                                ADMINISTRATIVE DETAILS REPLY FORM
=================================================================

                               OSG
             $600,000,000 Revolving Credit Facility
             --------------------------------------

                             CONTACT
                              LIST
                              -----

BUSINESS/CREDIT MATTERS:

     Primary Contact: ------------------------------------------
     Street Address:  ------------------------------------------
     City/State/Zip:  ------------------------------------------
     Telephone #:     ------------------------------------------
     Fax #:           ------------------------------------------

     Back-Up Contact:  ------------------------------------------
     Street Address:  ------------------------------------------
     City/State/Zip:  ------------------------------------------
     Telephone #:     ------------------------------------------
     Fax #:           ------------------------------------------


ADMINISTRATIVE/OPERATIONS MATTERS:

     Contact(s):      ------------------------------------------
     Street Address:  ------------------------------------------
     City/State/Zip:  ------------------------------------------
     Telephone #:     ------------------------------------------
     Fax #:           ------------------------------------------



COMPETITIVE BID LOAN NOTIFICATION:

     Contact Name:    ------------------------------------------
     Street Address:  ------------------------------------------
     City/State/Zip:  ------------------------------------------
     Telephone #:     ------------------------------------------
     Fax #:           ------------------------------------------

=================================================================
                                 OVERSEAS SHIPHOLDING GROUP, INC.
                                ADMINISTRATIVE DETAILS REPLY FORM
=================================================================
                               OSG
             $600,000,000 Revolving Credit Facility
             --------------------------------------
                             ROUTING
                          INSTRUCTIONS
PAYMENTS:

     Credit Bank:      -----------------------------------------
     City, State:      -----------------------------------------
     ABA # of
     Credit Bank:      -----------------------------------------
     Name of Account:  -----------------------------------------
     Account #:        -----------------------------------------
     Benef. Acct. Name: -----------------------------------------
     Benef Acct. #     -----------------------------------------
     Ref.:             -----------------------------------------
     Attention:        -----------------------------------------

MAILINGS:

Please specify who should receive financial information:

     Name:             -----------------------------------------
     Street Address:   -----------------------------------------
     City/State/Zip:   -----------------------------------------

                      ADMINISTRATIVE AGENT
                           INFORMATION
                           -----------
Operations and Funding Contact:
     Name:          Matthew Carter
     Tel:           (718) 248-4478
     Fax:           (718) 248-4844

                    Initial Funding Standards
                   --------------------------
CD -  Fund same day as rates    LIBOR  Fund 2 days after rates
are set                         are set.

Citibank Wire Instructions      Citibank Notices Address
--------------------------      ------------------------
Citibank, N.A.                  Matthew Carter
ABA # 021-00-0089               Citibank, N.A.
Account Name:  NAIB Agency      1 Court Square/7th Floor, Zone 1
Medium Term Finance             Long Island City, NY 11120
Reference:OSG
Account # 36852248
                                                        EXHIBIT 2











============================================================



                             FORM OF
            ASSIGNMENT AND ASSUMPTION AGREEMENT


                          between


                     [NAME OF ASSIGNOR]


                            and


                     [NAME OF ASSIGNEE]






============================================================



                   ---------- ----, ----

               ASSIGNMENT AND ASSUMPTION AGREEMENT
               -----------------------------------



          ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"),
dated as of               ,     between [NAME OF ASSIGNOR], a
[bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNOR] (the "Assignor"), and [NAME OF ASSIGNEE], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNEE] (the "Assignee"), supplemental to:

          (i) that certain Second Amended and Restated Credit Agreement, dated as of August 19, 1997 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), made among (a) Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., as borrowers ("Borrowers"), (b) the banks and financial institutions parties thereto as lenders (the "Banks"), including the Assignor, (c) The Chase Manhattan Bank, as syndication agent, (d) Citibank, N.A., as administrative agent (the "Administrative Agent"), and (e) Morgan Guaranty Trust Company of New York, as documentation agent, pursuant to which the Banks agreed, severally and not jointly, to make available to the Borrowers a revolving credit facility of up to $600,000,000 (the "Facility"); and

          (ii) the promissory note made by each of the Borrowers payable to the order of the Administrative Agent dated
     August 19, 1997 (collectively, the "Notes") evidencing the
     Advances.

          Except as otherwise defined herein, terms defined in the Credit Agreement have the same meaning when used herein.

          In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. The Assignor hereby sells, transfers and assigns to the Assignee .% of the Assignor's right, title and interest in, to and under the: (a) Credit Agreement and (b) Notes (including, without limitation, its interest in the indebtedness evidenced by the Notes). Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to the purchase price agreed between them in a separate writing.

          2. The Assignee hereby assumes .% of the obligations of the Assignor under the Credit Agreement and shall hereafter be a "Bank" for all purposes of the Credit Agreement and the Notes, the Assignee's Commitment thereunder being $. in respect of the Facility.

          3.   The [Assignor][Assignee] shall pay an
administrative fee of Three Thousand Dollars ($3,000) to the Administrative Agent to reimburse the Administrative Agent for its cost in processing the assignment and assumption herein contained.

          4. If it is not a U.S. person, the Assignee shall, on or prior to the date hereof and from time to time thereafter when required by applicable provisions of the United States Internal Revenue Code, provide the Borrower with two duly completed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the Assignee is entitled to benefits under an income tax treaty to which the United States is a party that exempts withholding tax on payments under the Credit Agreement and the Note or certifying that the income receivable pursuant to the Credit Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States.

          5. The Assignee irrevocably designates and appoints the Administrative Agent as its agent, and irrevocably authorizes the Administrative Agent, to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement and under the Notes, each as supplemented hereby, as are delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Section 15 of the Credit Agreement.

          6. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Credit Agreement or the Notes. The Assignee acknowledges that it has, independently and without reliance on the Assignor or the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

          7. Every notice or demand under this Agreement shall be in writing and may be given by telecopy and shall be sent as follows:

          If to the Assignor:

                    [NAME OF ASSIGNOR]
                    [ADDRESS]
                    Telecopy No.:
                    Attention:


          If to the Assignee

                    [NAME OF ASSIGNEE]
                    [ADDRESS]
                    Telecopy No.:
                    Attention:


Every notice or demand hereunder shall be deemed to have been received at the time of receipt thereof. The Assignee designates its address given above as its address for notices pursuant to
Section 16 of the Credit Agreement.

          8.   EACH OF THE ASSIGNOR AND THE ASSIGNEE, HEREBY
WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
BROUGHT BY ANY PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT
OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

          9.   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          10. This Agreement may be executed in several counterparts with the same effect as if the parties executing such counterparts executed one agreement as of the date hereof and each counterpart when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

  [NAME OF ASSIGNOR]

                              By
                                ----------------------------
                                     Name:
                              Title:

                              [NAME OF ASSIGNEE]

                              By
                                ----------------------------
                              Name:
                              Title

Consented and Agreed this
    day of          ,     :
---        ---------  ----

OVERSEAS SHIPHOLDING GROUP, INC.

By
   ----------------------------
   Name:
   Title:

OSG BULK SHIPS, INC.

By
   ----------------------------
   Name:
   Title:

OSG INTERNATIONAL, INC.

By
   ----------------------------
   Name:
   Title:
                                             EXHIBIT 3








============================================================


                      PROMISSORY NOTE


                        in favor of


                      CITIBANK, N.A.,
                  as Administrative Agent


============================================================


                      August 19, 1997
                         PROMISSORY NOTE


US $600,000,000                              August 19, 1997
                                          New York, New York


          FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER], a corporation incorporated under the laws of [INSERT JURISDICTION OF INCORPORATION OF BORROWER] (the "Borrower") hereby promises to pay to the order of CITIBANK, N.A., a national banking association, in its capacity as administrative agent for the Banks which are parties to the Credit Agreement (as defined below), with offices at 399 Park Avenue, New York, New York, the principal sum of Six Hundred Million United States Dollars (US $600,000,000) or, if less, the aggregate unpaid principal amount of the Advances from time to time outstanding made by the Banks to the Borrower pursuant to the Credit Agreement. The Borrower shall repay the principal amount of such Advances as provided in
Section 4 of the Credit Agreement, but in any event no later than the Final Payment Date.

          Words and expressions used herein (including those in the foregoing paragraph) and defined in the Credit Agreement shall have the same meaning herein as therein defined.

          Each Advance shall bear interest at the rate as set forth in Section 5.1 of the Credit Agreement. Any principal payment not paid when due, whether by acceleration or otherwise, shall bear interest thereafter at the Default Rate. All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360 day year with respect to each LIBOR Rate Advance and on the basis of a 365/366 day year with respect to each Base Rate Advance and be payable as provided in the Credit Agreement.

          Both principal and interest are payable in Dollars to the Administrative Agent, at its office located at 399 Park Avenue, New York, New York (or to such other branch of the Administrative Agent as the Administrative Agent may direct).

          The Administrative Agent may endorse the amount and the date of the making of each Advance evidenced hereby and each payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrower to make payment of principal and interest in accordance with the terms of this Promissory Note.

          If this Promissory Note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day (in which event, interest shall be payable during such extension at the rate applicable immediately prior thereto), unless such next following Banking Day falls in the following month in which case such payment shall be payable on the Banking Day next preceding the day on which such payment would otherwise be payable.

          Amounts due hereunder may be prepaid in accordance with the terms of the Credit Agreement.

          This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of August 19, 1997 (said Amended and Restated Credit Agreement, as it may be amended, restated, modified or supplemented from time to time, being herein called the "Credit Agreement"), by and among the Borrower, [INSERT NAMES OF OTHER BORROWERS], the Banks and the Agents. Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may become, or may be declared to be and shall thereupon become, forthwith, due and payable.

          Presentment, demand, protest and notice of dishonor of this Promissory Note and any other notice of any kind are hereby expressly waived.

          THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PROMISSORY NOTE.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note on the date and year first above written.

                         [INSERT NAME OF BORROWER]


                         By
                            -------------------------------
                            Name:
                            Title:
               ADVANCES AND PAYMENTS OF  PRINCIPAL


                          Amount of
             Amount of    Principal    Unpaid        Notation
Date         Advance      Paid or      Principal     Made by
                          Prepaid      Balance























                                                        EXHIBIT 4









=================================================================




                          FORM OF
            NOTICE OF CONVERSION OR CONTINUATION




=================================================================

             FORM OF CONTINUATION/CONVERSION NOTICE


Citibank, N.A., as Administrative Agent
399 Park Avenue
New York, New York 10043
Attention: Mr. Paul Griffith
           Vice President

            Re: OVERSEAS SHIPHOLDING GROUP, INC.

Ladies and Gentlemen:

          This Continuation/Conversion Notice is delivered to you pursuant to Section 4.3 of the Second Amended and Restated Credit Agreement, dated as of August 19, 1997 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"), between Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc. (the "Borrowers"), the banks named therein and you, as administrative agent for such banks. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

          The Borrowers hereby request that on             ,
19  ,

                    (1) $            of the presently outstanding
          principal amount of the Advances originally made on
                     , 19   [and $          of the presently
          outstanding principal amount of the Advances originally
          made on         , 19  ], currently being maintained as
          [Base Rate Advances] [LIBOR Rate Advances],

                    (2) be [converted into] [continued as],

                    (3) [Base Rate Advances] [LIBOR Rate Advances
          having an Interest Period of        months].

The Borrowers hereby:

               (a) certify and warrant that no Event of Default has occurred and is continuing; and

               (b) agree that if, prior to the time of such continuation or conversion, any matter certified to herein by them will not be true and correct in all material respects at such time as if then made, they will immediately so notify you. Except to the extent that prior to the time of the continuation or conversion requested hereby you shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion.

          IN WITNESS WHEREOF, the Borrowers have caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by
their undersigned officers this      day of         , 19   .


                      OVERSEAS SHIPHOLDING GROUP, INC.


                      By
                       ------------------------------------
                        Name:
                        Title:

                      [OSG BULK SHIPS, INC.

                      By
                       ------------------------------------
                        Name:
                        Title:

                                   OR

                      OSG INTERNATIONAL, INC.

                      By
                       ------------------------------------
                        Name:
                        Title:]

                                                        EXHIBIT 5

================================================================



                          FORM OF
                      DRAWDOWN NOTICE



================================================================






                        DRAWDOWN NOTICE
                         ---------------


                                        -------- --, ----


Citibank, N.A.
399 Park Avenue
New York, New York 10043

Attn: Paul Griffith

Dear Sirs:

          Please be advised that, in accordance with the terms of
Section 2.2 of the Second Amended and Restated Credit Agreement among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., as borrowers (the "Borrowers"), the financial institutions listed on Schedule 1 thereto, as lenders, The Chase Manhattan Bank, as syndication agent, Citibank, N.A. as administrative agent, and Morgan Guaranty Trust Company of New York, as documentation agent (the "Credit Agreement"), the undersigned hereby gives you notice of drawdown of an Advance. All terms used herein, shall have the meanings given thereto in the Credit Agreement.

          Name(s) of Borrower(s)
          (and allocation if more
                                     than one Borrower): --------
                                     -------

                                     Amount of Advance:  US$-----
                                     -------

                                     Drawdown Date: August   ,
                                     1997

                                     Type of Advance:    [Base
                                     Rate Advance/LIBOR Rate
                                     Advance]

                                     Initial Interest Period:
                                     [1/2/3/6 month(s)]

                                     Disbursement Instructions:
                                     -----------------------
                                     -----------------------
                                     -----------------------

                                     COFR Advance:  [Yes/No]

          We hereby warrant that the representations and warranties stated in Section 7 (updated mutatis mutandis) of the Credit Agreement are true and correct on the date hereof and will be true and correct on the date that the Advance requested by this drawdown notice is made1 and that no Event of Default (as such term is defined in the Credit Agreement) nor any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.

          In the event that the Banks shall not be obliged under the terms of the Credit Agreement to make the above requested Advance (including, without limitation any such failure resulting from the failure of the Borrowers to satisfy a condition precedent set forth in Section 3 of the Credit Agreement),2 the Borrowers shall indemnify and hold the Banks, or any of them, fully harmless against any losses, which the Banks, or any of them, may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement in respect thereof and the certificate of such Bank or Banks shall, absent manifest error, be conclusive and binding on the Borrowers as to the extent of any such losses.

          This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

                           OVERSEAS SHIPHOLDING GROUP, INC.

                           By -----------------------------
                             Name:
                             Title:

                           OSG BULK SHIPS, INC.

                           By -----------------------------
                             Name:
                             Title:

                           OSG INTERNATIONAL, INC.

                           By -----------------------------
                             Name:
                             Title:

1    [Insert the following if the Advance would not result in an incremental increase in the aggregate amount of Advances outstanding under the Facility and such Advance is to be made after the initial Drawdown Date -- "provided, however that (i) the representations and warranties set forth in Section 7.1(e) and (o) of the Credit Agreement shall be deemed inapplicable as of the date hereof and as of the date of the Advance and (ii) any representation and warranty which relates solely to an earlier date shall be true and accurate on and as of such earlier date".

2    [Insert the following in the initial Drawdown Notice -- "or the failure of the Credit Agreement to become effective".

                           SCHEDULE 1
                              BANKS

Name of Bank and Address
                                        Commitment
------------------------                -----------

The Chase Manhattan Bank               $62,500,000
270 Park Avenue
New York, New York  10017

Attention:  Mr. James B. Treger
(212) 270-5100 (Facsimile)

Citibank, N.A.                          $62,500,000
399 Park Avenue
New York, New York  10043

Attention:  Mr. Paul Griffith
(212) 793-3588 (Facsimile)

Morgan Guaranty and Trust Company       $62,500,000
  of New York
60 Wall Street
New York, New York 10260-0060

Attention:  Ms. Jeannie Mattson
(302) 634-1092 (Facsimile)

Landesbank Schleswig-Holstein
 Gironzentrale                          $35,000,000
Martensdamm 6
D-24103 Kiel

Attention:  Dork Berkenbusch
+431-900-1130 (Facsimile)

Skandinaviska Enskilda Banken
                                        $35,000,000
2 Cannon Street
London EC4M 6XX

Attention:  Mr. Scott Lewallen
011-44-171-236-5144 (Facsimile)

Credit Lyonnais New York Branch         $35,000,000
1301 Avenues of the Americas
New York, New York  10019-6022

Attention:  Mr. Bertrand Cousin
(212) 261-7368 (Facsimile)


The Bank of Nova Scotia
                                        $35,000,000
One Liberty Plaza
New York, New York  10583

Attention:  Sharon Casagrande
(212) 225-5145 (Facsimile)

Royal Bank of Canada                     $35,000,000
One Financial Square
New York, New York  10005-3531

Attention:  Michael J. Madnick
(212) 428-6459

Christiania Bank og Kreditkasse ASA      $35,000,000
11 West 42nd Street - 7th Floor
New York, New York  10036

Attention:  Mr. Knut Hatleskog
(212) 827-4888 (Facsimile)

CIBC, Inc.                                $35,000,000
425 Lexington Avenue
New York, New York  10017

Attention:  Ms. Judy Domkowski
(212) 856-3991 (Facsimile)

The Long-Term Credit Bank of Japan,
  Limited,                                $26,250,000
  New York Branch
165 Broadway, 49th Floor
New York, New York  10006

Attention:  Naoyoshi Kasuga
(212) 608-2371 (Facsimile)

Bank of Tokyo-Mitsubishi Trust Company     $26,250,000
1251 Avenue of the Americas
New York, New York  10020-1104

Attention:  Ms. Paula Mueller
(212) 782-6445 (Facsimile)

The Fuji Bank, Limited, New York Branch    $20,000,000
Two World Trade Center
New York, New York  10048

Attention:  Chigusa Tada
(212) 912-0516 (Facsimile)


Nomura Bank International plc              $20,000,000
1 St. Martin's-le-Grand
London EC1A 4NP

Attention:  Mr. Paul Barnes
+44-171-626-0851 (Facsimile)

The Sanwa Bank Limited                      $20,000,000
55 E. 52nd Street
New York, New York  10055

Attention:  Ms. Renko Hara
(212) 754-2368 (Facsimile)

ING Lease (Ireland) B.V.                     $20,000,000
49 St. Stephens Green
Dublin 2 Ireland

Attention:  Ruth Kiernan
011-353-1-6622240 (Facsimile)

The Bank of New York                          $20,000,000
One Wall Street, 16 - N
New York, New York  10286

Attention:  Ms. Judith B. Tse
(212) 635-7512 (Facsimile)

The Industrial Bank of Japan, Limited,         $15,000,000
   New York Branch
1251 Avenue of the Americas
New York, New York  10020

Attention:  Mr. Mark O'Connor
(212) 282-4488 (Facsimile)

                           SCHEDULE 2
                        APPLICABLE MARGIN


Rating Level (1), (2)  Interest Rate     Commitment Fee
(S&P/Moody's)          (LIBOR +)
---------------------  ----------------  ------------------

BBB+/Baa1              37.5 bps          12.5 bps

BBB/Baa2               42.5 bps          15 bps

BBB-/Baa3              50 bps            17.5 bps

BB+/Ba1                70 bps            22.5 bps

BB/Ba2                 97.5 bps          27.5 bps





















----------
(1) If there is a split between the S&P and Moody's ratings, then the higher rating level shall be used for purposes of determining the applicable Interest Rate and Commitment Fee.

(2) If there is a split between the S&P and Moody's ratings which is greater than one (1) level, then a rating equal to one lower than the highest rating level shall be used.

                           SCHEDULE 3

                  FUNDED DEBT AT MARCH 31, 1997



          LONG TERM DEBT IN THOUSANDS AT MARCH 31, 1997
          ---------------------------------------------


Unsecured Senior Notes, due from 2000 through
     2013, interest from 7.77% to 9.75%             $310,000

Unsecured Revolving Credit Agreement with Banks      470,000

8.75% Debentures due 2013, net of unamortized
     discount of $268                                 99,732

8% Notes due 2003, net of unamortized discount of
     $161                                             99,839

Floating rate secured Term Loan, due through 2005     80,782

8% to 10.58% secured Promissory Notes and Term
     Loans due through 2001                           18,780

10.58% secured Promissory Notes and Term Loans
     due through 2001                                  6,101

8.45% United States Government Guaranteed
     Merchant Marine Bonds due through 2006       $    8,215
                                                  ----------


     Total Long Term Debt                         $1,093,449
     Obligations under Capital Leases                107,999
                                                  ----------

     Funded Debt                                  $1,201,448
                                                  ----------

